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Exhibit 10.16

MINING LEASE AGREEMENT

between

WEYERHAEUSER COMPANY

and

SOUTHEAST METALS, LLC

dated to be effective as of

October 1st, 2020

GEORGIA RARE EARTH PROJECT

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TABLE OF CONTENTS

Page

1.0	DEFINITIONS	1
2.0	GRANT	6
2.1	Grant	6
2.2	Reserved Rights	6
2.3	Use	6
2.4	Title; Acknowledgment	6
3.0	TERM	7
3.1	Primary Term	7
3.2	Extension Term	7
4.0	PAYMENTS	7
4.1	Annual Rental Payments	7
4.3	Royalty Payments	8
5.0	EXPLORATION PLAN, OPERATIONS PLAN, CONDUCT OF OPERATIONS AND STANDARDS	8
5.1	Exploration Plan	8
5.2	Operations Plan; Conduct of Development, Mining Operations; Performance	8
6.0	REPORTS AND DATA	9
6.1	Periodic Disclosure of Data; Quarterly Reports	9
6.2	Final Report	10
6.3	Ownership of Data and Disclosure of Data to Third Parties	10
6.4	Samples	11
7.0	ROYALTIES	11
7.1	Production Royalty	11
7.2	Byproducts Royalty	11
7.3	Area of Interest Data and Royalty	11
8.0	METHOD OF MAKING PAYMENTS	12
8.1	Payments to Lessor	12
8.2	Payments to Successors	12
9.0	MUTUAL REPRESENTATIONS	12
9.1	Mutual Representations	12

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9.2	Representation by Lessor	13
9.3	Representation by Lessee	13
10.0	ADDITIONAL OBLIGATIONS OF THE PARTIES	13
10.1	Compliance with Laws and Regulations	13
10.2	Right of Access to the Lease Area	13
10.3	Roads	14
10.4	Surface Damage and Timber	14
10.5	Fires	15
10.6	Indemnification	15
10.7	Taxes, Assessments and Liens	16
10.8	Reclamation	17
10.9	Lessor Right to Put Portion of Lease Area to Lessee	18
10.10	Cooperation	18
11.0	LIENS AND INSURANCE	19
11.1	Liens	19
11.2	Insurance	19
12.0	ADDITIONAL SECURITY – BOND REQUIREMENTS	20
12.1	During Exploration Activities	20
12.2	During Development and Mining Operations	21
13.0	DEFAULT; TERMINATION	22
13.1	Default; Termination by Lessor	22
13.2	Termination by Lessee	23
13.3	Release	23
13.4	Removal of Property	23
14.0	FORCE MAJEURE	23
14.1	Force Majeure	23
14.2	Extension of Term	24
14.3	Notice	24
15.0	NOTICES	24
15.1	Notices	24
16.0	DISPUTE RESOLUTION	25
16.1	Informal Dispute Resolution	25

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16.2	Binding Arbitration	25
17.0	CONFIDENTIALITY	26
17.1	Confidentiality of Lease	26
17.2	Confidentiality of Data	26
17.3	Use of Information	27
18.0	ASSIGNMENT	27
18.1	No Assignment by Lessee Without Lessor’s Consent	27
18.2	Assignment to an Affiliate	28
19.0	MISCELLANEOUS	28
19.1	Time Is of the Essence	28
19.2	Attorneys’ Fees	28
19.3	Relationship of Parties	28
19.4	Integrated Agreement; Modification	28
19.5	Waiver	28
19.6	Survival	29
19.7	Severability	29
19.8	Rule Against Perpetuities	29
19.9	Governing Law; Jurisdiction	29
19.10	Binding Effect	30
19.11	Memorandum	30
19.12	Counterparts; Execution	30
19.13	Guaranty	30

Exhibits:

Exhibit A - Lease Area Legal Description

Exhibit B - Map of Lease Area

Exhibit C - Map of Area of Interest

Exhibit D - Production and Byproduct Royalty Terms

Exhibit E - Memorandum of Mining Lease Agreement

Exhibit F - Guaranty Agreement

Exhibit G - Forms of Royalty Grant and Agreement

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MINING LEASE AGREEMENT

(Georgia Rare Earth Project)

This Mining Lease Agreement (this “Lease”) is entered into to be effective as of October 1st, 2020 (the “Effective Date”) by and between WEYERHAEUSER COMPANY, a Washington corporation (“Lessor”), with an address at 220 Occidental Ave. S., Seattle, Washington 98104, and SOUTHEAST METALS, LLC (“SEM” or “Lessee”), a Virginia limited liability company, with an address at 650 Peter Jefferson Parkway Suite 230, Charlottesville, VA 22911.

RECITALS

A.

Lessor is the owner of certain lands and mineral interests located in Harris and Talbot Counties, Georgia and more particularly described and depicted in Exhibits A and B, together with certain rights of access to the Lease Area (collectively, the “Lease Area”).

B.

Lessee desires to lease from Lessor the Lease Area for the purposes of exploring, developing and producing the Rare Earth Elements and Products (defined below) on the Lease Area and Lessor desires to lease the Lease Area to Lessee for such limited purpose on the terms and conditions described herein.

C.

As part of the consideration and terms and conditions associated with this Lease, Lessor and Lessee are agreeing to certain royalty payments to Lessor on production of Rare Earth Element Products and Byproducts (defined below) by Lessee and its successors and assigns, including grant of a non-participating overriding royalty interest to Lessor on such production occurring from within a defined Area of Interest (defined below) outside the Lease Area that will survive termination or expiration of this Lease, all as further described herein.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee (sometimes referred to individually as a “Party” and, collectively, as “Parties”) agree as follows:

1.0 DEFINITIONS

The following defined terms, wherever used in this Lease, shall have the meanings described below:

“Affiliate” means any person, limited liability company, partnership, joint venture, corporation, or other form of enterprise which directly or indirectly controls, is controlled by or is under common control with a Party, and for the purposes hereof; and “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise, and in the absence of evidence to the contrary, ownership of fifty-one percent (51%) or more of the voting securities of a corporation will constitute “control”.

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“Annual Rental Payments” shall have the meaning specified in Section 4.1(a).

“Area of Interest” shall mean the geographic area outside the Lease Area in Harris, Talbot, Meriwether, Upson, Pike, Lamar, Monroe, Jasper, and Jones Counties, Georgia and Lee County, Alabama, and is further described and depicted in the attached Exhibit C. Exhibit C includes a map depicting, without any warranty regarding title, the location and boundaries of real property owned by Lessor within the Area of Interest as of the Effective Date.

“Arm’s Length Transaction” means one between Non-Related Parties in a competitive and open market under conditions requisite to a fair sale, each acting prudently and knowledgeably, and where the selling price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title to the buyer under conditions whereby; (1) the buyer and seller are typically motivated, well informed or advised, and are acting in what they consider their best interest, (2) a reasonable time is allowed for exposure to the market, (3) payment is made in US dollars or in terms of financial arrangements comparable thereto, and (4) the price represents the normal consideration for the material or product sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

“Binding Arbitration” means arbitration conducted in accordance with Section 16.2.

“Byproduct” shall mean minerals other than Rare Earth Elements that are produced in marketable form as a byproduct of mining Rare Earth Elements.

“CPI-U” means the United States Consumer Price Index for All Urban Consumers, U.S. City Average, “All Items” index (the base period 1982-84=100, not seasonally adjusted) as published by the United States Department of Labor, Bureau of Labor Statistics, or such other index which is most consistent therewith, if the CPI-U is no longer published, as may be agreed to by the Parties.

“Data” shall mean all factual and interpretative geochemical, geological, geotechnical, engineering, geophysical, metallurgical and resource modeling data (including without limitation ore deposit modeling data), maps, reports and studies, logs of drill holes and results of assaying and sampling, and environmental data collected for permitting pertaining to the Lease Area or Area of Interest generated or obtained by Lessee, its Affiliates, Guarantor or independent contractors or consultants as a result of exploration, development and mining of the Lease Area under this Lease or collected otherwise regarding Rare Earth Elements within the Lease Area or Area of Interest, whether in paper, digital or other form.

“Development” means all preparation (other than Exploration Activities) for the removal and recovery of Products, including but not limited to construction and installation of a mill or any other improvements to be used for the mining, handling, milling, processing, or other beneficiation of Products, and including related Environmental Compliance. Development is strictly limited to the rights included in the Lease Area.

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“Dollars” or “$” means United States currency.

“Effective Date” shall have the meaning specified in the Preamble.

“Environmental Compliance” means actions performed during or after operations to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the Lease Area or other compliance with Environmental Laws.

“Environmental Laws” means all applicable Laws aimed at reclamation or restoration of the Lease Area; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

“Exploration Activities” means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products, including but not limited to sampling, stream sediment sampling, rock chip sampling, mapping, geologic mapping, geophysical surveying, drilling, drilling related activities, and metallurgical testing and related Environmental Compliance. Exploration Activities shall include all activities associated with the preparation of any feasibility study or pre-feasibility study for possible Development of the Lease Area. Exploration Activities are expressly limited to the rights included in the Lease Area.

“Exploration Plan” means an annual written plan including maps, estimated expenditures, a description of Exploration Activities contemplated to be carried out in the Lease Area and proposed reclamation in connection with such Exploration Activities.

“Extension Term” shall have the meaning specified in Section 3.2.

“Fair Market Value” shall mean the greater of (1) the then current average quarterly selling price of Products, as reported by mineralprices.com or an equivalent publication mutually agreed upon by the Parties, for medium-term contract sales of bulk concentrate standard grade products that are

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being sold by a producer from any processing facility located in the United States in an Arm’s Length Transaction, or (2) the “Gross Sales Price” of Products as defined below.

(a)

Gross Sales Price - Arm’s Length. For Arm’s Length Transactions, the Gross Sales Price of Products shall be the price actually charged by Lessee in an Arm’s Length Transaction, including the value of any non-cash consideration, F.O.B. railroad cars, trucks or other transport at the time and place of sale without deduction for selling costs, selling commissions, advertising, credit losses, transportation costs, severance tax or any other taxes that might be hereafter imposed, discounts, or any other deductions whatsoever.

(b)

Gross Sales Price - Related Party. If any of the Products mined from the Lease Area shall be sold by Lessee at other than an Arm’s Length Transaction, or consumed on or off the Lease Area without sale by Lessee, or sold to some entity other than a Non-Related Party, then the Gross Sales Price of such Products shall be the greater of (i) the Gross Sales Price of Arm’s Length Transactions completed during the same calendar quarter, or (ii) the Fair Market Value of such Products at the time of sale, or if consumed without sale, at the time of consumption, as determined in (1) above.

The Fair Market Value for Byproducts shall mean and be determined the same as for Products as specified above, except substituting “Byproduct” for “Products” each place where “Products” appears above, and “London Metal Exchange” for “mineralprices.com” where “mineralprices.com” appears above.

“Guarantor” shall have the meaning specified in Section 19.13.

“Guaranty” shall mean the Guaranty Agreement provided by Guarantor pursuant to Section 19.13, the form of which is attached hereto as Exhibit F.

“Improvements” shall have the meaning specified in Section 13.4.

“Indemnified Parties” shall have the meaning specified in Section 10.6.

“Law” or “Laws” means all applicable federal, state and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

“Lease” has the meaning specified in the Preamble.

“Lease Area” means the lands and mineral interests owned by Weyerhaeuser included in this Lease and is more particularly described in the attached Exhibit A and depicted in the attached Exhibit B.

“Lessee” means Lessee or any assignee of Lessee as permitted by the terms of this Lease.

“Lessee Parties” shall have the meaning specified in Section 10.6.

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“Lease Year” has the meaning specified in Section 4.1(a).

“Lessor” shall have the meaning specified in the Preamble.

“Liability” means any and all loss, damages, costs, expenses, damages, penalties, liens, charges, claims, fines, orders, penalties, injuries, environmental cleanup or remediation obligations, demands or liabilities whatsoever, whether direct, contingent or consequential (including reasonable attorneys’ fees and court costs through any trial or arbitration and on appeal).

“Mining Disputes” shall have the meaning specified in Section 16.1.

“Mining Operations” means the extraction and removal of Products, whether by surface or underground mining methods or any other subsurface or surface methods now existing or later developed, including in situ and heap leaching techniques, and the processing and beneficiation of such Products, together with the use of the surface estate for the purpose of producing and recovering the Products on the Lease Area, but only to the extent allowed by the mineral and surface estate rights owned by the Lessor in the Lease Area leased hereunder.

“Non-Related Party” means one that is not a subsidiary, parent or other Affiliate of Lessee.

“Operations Plan” means a written plan including maps, estimated expenditures, a description of Development and Mining Operations contemplated to be carried out in the Lease Area and proposed reclamation in connection with such Development and Mining Operations.

“Outside Lease Area Interest” means any interest in Rare Earth Elements outside the Lease Area that Lessee or its successors or assigns currently has or hereafter acquires in the Area of Interest within the time period of any applicable Rule Against Perpetuities, including without limitation any ownership, leasehold, joint venture, operator, working or other contract or real property interest for Rare Earth Element exploration, development, mining or other operations or activities, but excluding any interest acquired from Lessor.

“Parties” means Lessor and Lessee, collectively.

“Party” means Lessor or Lessee, individually.

“Permitted Encumbrances” means all matters of public record affecting the Lease Area, including, without limitation current and subsequent real estate taxes, the rights of any tenants or lessees, any persons in possession, all outstanding mineral rights or reservations, oil, gas or mineral leases, water districts, water rights, restrictions or reservations, roadways, rights of way, easements, any contracts purporting to limit or regulate the use, occupancy or enjoyment of the Lease Area, and all matters affecting title to the Lease Area which would be disclosed by a thorough physical inspection or an accurate survey of the Lease Area.

“Primary Term” shall have the meaning specified in Section 3.1.

“Processing Facilities Area” shall have the meaning specified in Section 10.9.

“Products” means all ores, minerals and mineral and nonmineral resources and substances that can potentially be produced and sold from the Lease Area that contain any Rare Earth Elements,

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including without limitation substances sold as concentrate, refined product, dore, or direct shipping ore.

“Reclamation Plan” shall have the meaning specified in Section 10.8.

“Regulating Agency” shall have the meaning specified in Section 12.1.

“Rare Earth Elements” means the following chemical elements in the Periodic Table of Elements: lanthanum, cerium, praseodymium, neodymium, promethium, samarium, europium, gadolinium, terbium, dysprosium, holmium, erbium, thulium, ytterbium, lutetium, scandium, and yttrium, whether occurring alone or in combination with one another or other mineral or nonmineral substances.

“Surface Owner” means, collectively, any owners of the surface estate of the Lease Area, including (without limitation) Lessor.

“Term” shall have the meaning specified in Section 3.2.

2.0 GRANT

2.1 Grant. Subject to the Permitted Encumbrances and all other terms and conditions set forth in this Lease, Lessor leases to Lessee the Lease Area for the purpose of Exploration Activities, Development and Mining Operations on and from the Lease Area.

2.2 Reserved Rights. The possession by Lessee of the Lease Area shall be sole and exclusive only for the purposes described in Section 2.1, except that Lessor reserves for itself and its successors and assigns the right to use the Lease Area or to lease or otherwise deal with the Lease Area for any and all uses other than the use and rights permitted to Lessee by this Lease, including (without limitation) forestry activities, timber harvest and exploring for, developing or producing all minerals other than Products; provided that such use and occupancy does not prevent or interfere in any material respect with Lessee’s current or planned use of the Lease Area as described in Lessee’s current Exploration Plan or Operations Plan or unduly interfere with Lessee’s rights under this Lease.

2.3 Use. Lessee shall conduct its activities under this Lease in a manner that will not unreasonably interfere with the rights reserved to Lessor, in compliance with all applicable Laws, including (without limitation) Environmental Laws; and Lessee shall not use the Lease Area in such a manner so as to create a public or private nuisance.

2.4 Title; Acknowledgment. The rights granted to Lessee are limited to those owned by Lessor; provided, however, that such rights are limited to those rights, if any, that Lessor lawfully may grant; and provided further that Lessor makes no representation or warranty as to the nature and extent of its ownership of the Lease Area or the interpretation by any third party of any Laws or the existence or interpretation of any encumbrances or Indian treaties; and provided further that Lessor makes no representation or warranty as to Lessee’s ability to obtain any necessary permission from any third party to conduct activities permitted by this Lease. By leasing the Lease Area from Lessor, Lessee acknowledges and agrees for itself and its successors and assigns that (i) Lessee had an opportunity to independently review the condition of title to the

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Lease Area and has been given a reasonable opportunity to inspect the Lease Area either independently or through agents of Lessee’s choosing; (ii) any information pertaining to the Lease Area, whether written or oral, provided by Lessor to Lessee, was furnished without warranty by Lessor and that neither Lessor nor its representative have verified the accuracy of any statements or other information therein contained nor the qualifications of the persons preparing such information; (iii) Lessee is responsible to obtain the rights to access the Lease Area from the Surface Owner; and (iv) Lessee is solely responsible for obtaining all permits and licenses, if any are required of or by Lessee to carry on the Exploration Activities, Development and Mining Operations on the Lease Area.

3.0 TERM

3.1 Primary Term. This Lease shall be for a primary term of fifteen (15) years (“Primary Term”) commencing on the Effective Date, unless terminated in accordance with the terms herein.

3.2 Extension Term. The Primary Term may be extended by Lessee, by written notice given to Lessor at least six (6) months prior to the expiration of the Primary Term, for two (2) additional five (5) year terms of (“Extension Term” and, together with the Primary Term, sometimes referred to herein as the “Term”) if, during the Primary Term:

(a) Lessee has commenced Mining Operations and achieved production of Products from the Lease Area, and

(b) At the time of Extension Term commencement, (1) Lessee is not in default under this Lease and all conditions of the Lease are in substantial compliance, including (without limitation) required Annual Rental Payments; and (2) Lessee is in compliance with all required permits and approvals which have been obtained during the Primary Term and such permits and approvals are in full force and effect and in good standing.

4.0 PAYMENTS

4.1 Annual Rental Payments.

(a) During the Term, Lessee shall pay to Lessor the following non-refundable annual rental payments subject to annual adjustment for inflation pursuant to Section 4.1(b) (each, an “Annual Rental Payment” and, collectively, the “Annual Rental Payments”) for each Lease year (“Lease Year”), beginning on the Effective Date and thereafter due on each anniversary of the Effective Date of this Lease:

Lease Year	Annual Rental Payment
Lease Year 1:	$0
Lease Year 2:	$0
Lease Year 3:	$0
Lease Year 4 and thereafter:	$75,000

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(b) All Annual Rental Payments due to Lessor under this Section 4.1 shall be adjusted annually, based on any changes in the CPI-U, using the month of October 2020 as the base month for such adjustments and making such annual adjustment as of each anniversary of the Effective Date of the Lease rounded up to the nearest $100 increment; provided, however, that the annual adjustments to the Annual Rental Payments shall be adjusted upward (and not downward) and shall not result in an Annual Rental Payment less than the Annual Rental Payment in the preceding Lease Year as a result of such adjustment. For example, a $20,000 Annual Rental Payment due December 15, 2021, shall be adjusted upward by the amount of the upward percentage change in the CPI-U established for October 2020 to the CPI-U established for October 2021.

4.3 Royalty Payments.

(a) Lessee Production Royalty and Byproduct Royalty payments to Lessor (as defined and described in Section 7) shall be due each calendar quarter and subject to adjustment in accordance with the terms set forth in the attached Exhibit D.

(b) Lessee Area of Interest Royalty payments to Lessor (as defined and described in Section 7) shall be due each calendar quarter and subject to adjustment in accordance with the terms set forth in the attached Exhibit G.1.

(c) At Lessee’s election, Annual Rental Payments due to Lessor in a given Lease Year may be applied to and credited against any Production, Byproduct, and Area of Interest Royalty payments due to Lessor in that in that same Lease Year, but only in that same Lease Year.

5.0 EXPLORATION PLAN, OPERATIONS PLAN, CONDUCT OF OPERATIONS AND STANDARDS

5.1 Exploration Plan. Prior to conducting any Exploration Activities, Lessee shall provide to Lessor, annually, a written Exploration Plan. The Exploration Plan shall comply with any mineral reservation and all applicable Laws, including Environmental Laws, and shall describe reclamation obligations required in connection with the Exploration Activities. Lessor shall have thirty (30) calendar days to review the Exploration Plan and provide any comments or suggestions to Lessee, however, Lessee is under no obligation to institute any comments or suggestions from Lessor other than such guidance as the Lessor believes is required, acting reasonably, for the purposes of reclamation provided that Lessee shall reasonably cooperate to avoid conflicts with Lessor’s forestry activities and harvest schedule as required under Section 10.1010.10(a). After Lessor has had an opportunity to comment on the Exploration Plan, Lessee may enter the Lease Area, but its Exploration Activities shall not materially vary from the Exploration Plan without Lessor’s prior written approval, which approval shall not be unreasonably withheld. Lessor may enter upon the Lease Area at any time for any purpose, including without limitation the inspection of Lessee’s activities thereon, provided that such entry shall be at Lessor’s own risk and expense, and Lessor shall indemnify Lessee from and against any loss, damage, claim or demand by reason of injury to or the presence of Lessor arising from such entry except to the extent such loss, damage, claim or demand is caused by the negligence or willful misconduct of Lessee.

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5.2 Operations Plan; Conduct of Development, Mining Operations; Performance.

(a) Prior to conducting any Development or Mining Operations, Lessee shall provide to Lessor, before the end of the first quarter of each calendar year, a written Operations Plan. Lessor shall have thirty (30) calendar days to review the Operations Plan and provide any comments or suggestions to Lessee. After Lessor has had an opportunity to comment on the Operations Plan, Lessee may enter the Lease Area, but its activities shall not materially vary from the Operations Plan without Lessor’s prior written approval, which approval shall not be unreasonably withheld. Lessor may enter upon the Lease Area at any time for any purpose, including without limitation the inspection of Lessee’s activities thereon, provided that such entry shall be at Lessor’s own risk and expense, and Lessor shall indemnify Lessee from and against any loss, damage, claim or demand by reason of injury to or the presence of Lessor arising from such entry except to the extent such loss, damage, claim or demand is caused by the negligence or willful misconduct of Lessee.

(b) Lessee shall have exclusive authority over its operations to be conducted pursuant to provisions hereof and shall be the sole judge of mining methods to be employed; provided, however, that in mining of Products, in selecting Products to be mined, in determining extent of extraction to be realized and otherwise in the conduct of its Development and Mining Operations, Lessee covenants and agrees that it shall conduct its Development and Mining Operations in compliance with its Operations Plan, all applicable Laws, including (without limitation) Environmental Laws, insofar as they apply to the conduct of its Development and Mining Operations and reclamation of the Lease Area following such operations, and in a good and workmanlike manner and consistent with good mining practices customarily used and employed in the metal mining industry by a prudent operator, and Lessee shall reasonably cooperate to avoid conflicts with Lessor’s forestry activities and harvest schedule as required under Section 10.10. The term “good mining practices” as used herein shall mean those modern mining methods employed by a prudent mining operator of a similar project using modern mining equipment and techniques in the conduct of diligent and aggressive mining operation(s) in an attempt to recover the maximum amount of economically minable and merchantable Products on the Lease Area.

(c) Subject to the covenants and agreements contained in Sections 5.2 (a) and 5.2(b) above, Lessee may mine the Lease Area by any method, whether or not now known, and including, but not limited to, surface and underground methods and, may conduct such other activities on the Lease Area related to Development and Mining Operations as Lessee, in its sole discretion, deems appropriate.

(d) Lessee shall timely reclaim the Lease Area in accordance with the requirements of this Lease and of all applicable Environmental Laws and all reclamation plans adopted pursuant to such Environmental Laws. The Term of this Lease shall remain in effect until all reclamation has been completed to the satisfaction of the appropriate regulatory authorities and all sureties posted have been finally released. During the period of time after the cessation of production of Products from the Lease Area, Lessee shall pay to Lessor Annual Rental Payments as provided in Section 4.1(b).

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6.0 REPORTS AND DATA

6.1 Periodic Disclosure of Data; Quarterly Reports. If requested, Lessee shall provide material samples, analyses, test results, and the raw data and other information used in any studies done by or for it, and shall authorize its consultants to discuss such studies with Lessor. Upon execution of this Lease, Lessee shall promptly provide Lessor with copies of all existing Data from Exploration Activities conducted on the Lease. In addition, until mining and reclamation in the Lease Area is complete, Lessee shall deliver a quarterly report to Lessor within forty-five (45) days after the end of each calendar quarter containing, for the quarter just completed and the Lease Year to date, the following:

(a) updated maps showing the status, locations and results of sampling, geologic mapping, geophysical surveys, drilling and associated data and interpretations;

(b) updated maps showing the status and locations of mining features such as working faces, stockpiles, leach pads and all other permitted activities;

(c) a comparison of actual operations to the Operations Plan, any amendments to the Operations Plan, and any deviations from the Operations Plan;

(d) a comparison of actual exploration to the Exploration Plan, any amendments to the Exploration Plan, and any deviations from the Exploration Plan;

(e) the status of exploration and development related reclamation;

(f) Any metallurgical reports and feasibility studies; and

(g) any other items reasonably requested by Lessor.

6.2 Final Report. Lessee shall within ninety (90) days after the completion or termination of its operations hereunder, furnish Lessor with two (2) copies of a final report summarizing its exploration and mining program. Said report shall contain:

(a) A final map summary showing the location of all Exploration Activities, Development and Mining Operations.

(b) All reports created or generated, including a topographic map with minimum detail of 1”:500’ scale, depicting the accurate location of the Exploration Activities, Development and Mining Operations. The reports shall include, to the extent obtained, digital and paper copies of sample location maps, geological mapping, drill hole locations, drill hole logs, geophysical surveys, coordinates for geophysical stations, geochemical analyses, mineralogical analyses, geologic interpretations, and all other Data gathered, obtained and compiled during the course and as a result of its activities.

(c) All Data reasonably requested by Lessor relating to Exploration Activities, Development and Mining Operations.

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At Lessor’s request, Lessee shall meet with Lessor to review the results of its exploration and mining program at a mutually agreeable time and place. Lessee and Lessor agree to act reasonably and cooperate in such a manner that maximizes the sharing of Data and collaboration among the Parties.

6.3 Ownership of Data and Disclosure of Data to Third Parties. Lessee shall identify those of its employees, representatives, and contractors that are to discuss any Data generated from Exploration Activities, Development and Mining Operations on the Lease Area or within the Area of Interest with Lessor’s representatives. All Data generated from Exploration Activities, Development and Mining Operations on the Lease Area or within the Area of Interest shall belong jointly to the Parties hereto during the Term of this Lease and either Party shall have the full and free right to use the Data for its sole interest and benefit, subject to the provisions of Section 17. Lessor shall not hold Lessee liable for the accuracy or completeness of Data provided to Lessor by Lessee, nor shall Lessor hold Lessee liable for any use of or reliance upon Lessee’s Data by Lessor. Upon termination, expiration or any assignment of this Lease by Lessee, Lessee shall provide such Data regarding the Lease Area or other properties owned by Lessor to Lessor, and such Data shall become the sole property of Lessor. After such termination, expiration or assignment, each Party shall continue to have the full and free right to use such Data for its sole interest and benefit, subject to the provisions of Section 17. The Parties acknowledge that Lessee has generated by its past activities and is making available to Lessor as part of the consideration for this Lease a substantial Rare Earth Element data base in the Shiloh, Georgia area located generally in the areas of Talbot and Harris Counties, Georgia, and that data base shall be included in the Data subject to the terms and conditions of this Lease.

6.4 Samples. Lessee shall inform Lessor of the storage location of all samples obtained from the Lease Area and shall permit Lessor access to observe, study, and/or analyze a portion of each sample obtained. Upon termination of this Lease, Lessee shall give Lessor the option, for a period of sixty (60) days, to take possession of all physical samples.

7.0 ROYALTIES

7.1 Production Royalty. Lessee covenants and agrees to pay Lessor a royalty for Products produced from the Lease Area, at a rate of five percent (5%) of the weighted average quarterly per short ton (2,000 pounds) Fair Market Value of such Products (“Production Royalty”), as further described and on the terms set forth in the attached Exhibit D.

7.2 Byproducts Royalty. Lessee covenants and agrees to pay Lessor a royalty for Byproducts produced from the Lease Area, at a rate of five percent (5%) of the per short ton or other applicable weight, volume or other unit measure Fair Market Value of such Byproduct (“Byproducts Royalty”), as further described and on the terms set forth in the attached Exhibit D.

7.3 Area of Interest Data and Royalty. As additional consideration, Lessee covenants and agrees to (1) provide Lessor with all data and information currently in the possession or control of or hereafter acquired by Lessee or its successors or assigns pertaining to Rare Earth Elements Exploration Activities, Development, Mining Operations or related activities in the Area of Interest, to be included as Data subject to the terms and conditions of this Lease, and (2) grant and pay Lessor a non-participating overriding royalty of one percent (1%) of Fair Market Value per

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ton of Products and Byproducts produced from any Outside Lease Area Interests in the Area of Interest (“Area of Interest Royalty”). Lessor and Lessee further agree that the requirements for the payment of the Area of Interest Royalty shall extend beyond the Term of this Lease for the duration of each Outside Lease Area Interest and be binding on Lessee and its successors and assigns, whether or not the Lease expires or terminates, and that the Area of Interest Royalty shall be conveyed to Lessor by Lessee in a form substantially similar to the form of Royalty Grant and Agreement attached as Exhibit G.1, and executed on the Effective Date. Nothing in this Agreement shall obligate Lessee or any successor or assignee to maintain any Outside Lease Area Interests. Any decision by Lessee to acquire, maintain, terminate or dispose of Outside Lease Area Interests shall remain in Lessee’s sole discretion.

8.0 METHOD OF MAKING PAYMENTS

8.1 Payments to Lessor. All payments required to be made by Lessee to Lessor under this Lease shall be made as instructed by Lessor by wire transfer of electronic funds pursuant to the wiring instructions to be provided by Lessor upon request. If Lessee makes payment of money due under this Lease later than the due dates provided, Lessee shall pay Lessor interest on such sums at the rate of One and One-Half Percent (1.5%) per month from the due date until paid.

8.2 Payments to Successors. Lessee shall not be obligated to recognize any change in the identity of the payee under this Lease until Lessee receives notice and evidence satisfactory to it from Lessor that Lessor’s interest in this Lease has been transferred and that payments should be made to the transferee.

9.0 MUTUAL REPRESENTATIONS

9.1 Mutual Representations. Each Party represents to the other that:

(a) Organization; Good Standing. It is an entity duly organized and validly existing in the jurisdiction of its incorporation or organization and is qualified to do business and in good standing under the laws of the State of Washington and the State of Georgia.

(b) Power and Authority. It has the power and authority and has taken all necessary action to authorize the execution and delivery of this Lease and the other agreements and instruments to be executed and delivered in connection herewith and to undertake the performance by it of its respective obligations hereunder, and has obtained all necessary consents of the applicable governmental and regulatory organizations for entering into this Lease and the performance of its obligations herein.

(c) Binding Obligations. This Lease, when executed and delivered by each respective Party, shall have been duly executed and delivered on behalf of each such Party and shall constitute valid and binding obligations of each Party enforceable against it in accordance with the terms of this Lease (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to the availability of equitable remedies) and will not result in any violation of, or any default under, any other agreement to which such Party or its Affiliates is a Party, including without limitation, any agreement or obligation relating to the Lease Area.

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(d) Other Business Opportunities. Each of the Parties may be engaged on its own behalf and on behalf of persons other than the Parties in the general mining business outside of the Lease Area, and each of the Parties hereby consents to such involvement by the other. Each of the Parties shall have the free and unrestricted right to engage independently in and receive the full benefits of any and all business endeavors, other than the Parties’ mining endeavors within the boundaries of the Lease Area under this Lease, and subject to Lessee’s Area of Interest Royalty obligations with respect to Outside Lease Area Interests, without consulting the other Party or inviting or allowing the other Party to participate. As an example, and without limiting the generality of the preceding sentences, Lessor shall have the unrestricted right to engage independently in and to receive the full benefits of any and all business endeavors, other than exploration for, Development of and mining of the Products, either within or outside the Lease Area without consulting Lessee; provided that any activity undertaken by Lessor within the Lease Area shall not unreasonably interfere with the rights granted to Lessee hereunder or increase its costs of operations. The legal doctrine of “corporate opportunity” sometimes applied to persons occupying a fiduciary status shall not apply in the case of any endeavor of either Party other than the endeavors within the boundaries of the Lease Area. In particular, neither Party shall have any obligation to the other as to any opportunity to acquire any mining property, interest or right offered to it other than the Lease Area, subject to Lessee’s Area of Interest Royalty obligations with respect to Outside Lease Area Interests.

9.2 Representation by Lessor. Lessor represents to Lessee that with respect to the Lease Area, (i) there are no pending or, to Lessor’s actual knowledge (without inquiry) threatened actions, suits, claims, or proceedings, including, without limitation, environmental enforcement actions, and (ii) Lessor has not received any notice of violation or agency claim alleging any violation of any Law, including, without limitation, Environmental Laws, that is currently outstanding.

9.3 Representation by Lessee. Lessee represents to Lessor that none of the funds to be used for payment by Lessee of any payments under this Lease will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”). Lessee is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with or who are restricted from owning or leasing minerals or other real property in the U.S. under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

10.0 ADDITIONAL OBLIGATIONS OF THE PARTIES

10.1 Compliance with Laws and Regulations. Lessee shall perform all of its operations in the Lease Area in a good and miner-like manner and in compliance with good mining

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practices (as defined in Section 5.2 above), all applicable Laws, including (without limitation) Environmental Laws and Laws relating to forest practices and bonding.

10.2 Right of Access to the Lease Area. Lessee and Lessor shall each designate, from time to time, one or more primary contact persons for coordination of field visits and the exchange of information about ongoing operations. Lessor’s representatives designated under this Section 10.2 may inspect Lessee’s operations by providing reasonable notice to Lessee and finding a mutually agreeable time for such inspection. In the exercise of this right, Lessor shall not interfere with or obstruct such operations. Any such inspection shall be in full compliance with all applicable Laws. During any inspection, the designated Lessee representative will be available to freely exchange information with Lessor’s designated representatives, describing the status and results of operations.

10.3 Roads. Lessee shall use all roads located within or accessing the Lease Area only for the purposes of conducting its operations under this Lease, in accordance with all Laws, including (without limitation) Environmental Laws affecting the Lease Area, the terms and conditions under any conveyance document or reservation affecting the Lease Area, and any access agreement that may be entered into by Lessee and the Surface Owner. Lessor reserves its rights, for itself and its successors, assigns, and permittees, at any time to cross, re-cross, and use roads located in the Lease Area; provided that such use shall be at Lessor’s own risk and expense. During the Term, Lessee shall (1) maintain, at its expense, all roads constructed, reconstructed, or modified by it within or accessing the Lease Area, and (2) shall pay its pro rata share of road maintenance fees for all other roads used by Lessee within or accessing the Lease Area, whether such roads were constructed before or after the Effective Date. This obligation shall likewise apply to any appurtenances to the roads, including culverts, gates, and similar improvements.

10.4 Surface Damage and Timber. Lessor retains ownership of all merchantable and premerchantable timber on the Lease Area. For purposes of this Lease, “merchantable timber” means stands of timber which, in Lessor’s sole judgment, have a higher value for current harvest than their present value for possible future harvest.

(a) If timber in a single area exceeding five (5) acres in size or twenty-five (25) trees exceeding six (6) inches in diameter breast height (“DBH”) must be removed to accommodate Lessee’s operations, Lessee shall provide Lessor with twelve (12) months advance notice identifying the timber that requires removal for Lessee’s operations (“designated timber”). Within sixty (60) days of receiving such notice, Lessor shall notify Lessee whether Lessor considers the timber merchantable or premerchantable, which determination shall be at Lessor’s sole discretion. If Lessor considers the designated timber merchantable, Lessor shall harvest the designated timber within twelve (12) months of receiving Lessee’s notice. Lessee may request an alternative harvest plan and Lessor shall consider any such request in good faith but has no obligation to grant Lessee’s request and may deny Lessee’s request in Lessor’s sole discretion.

(b) If timber in a single area five (5) acres or less in size or twenty-five (25) tress six (6) inches DBH or less must be removed to accommodate Lessee’s operations, Lessee shall provide Lessor with twenty (20) days advance notice identifying the designated timber. Within twenty (20) days of receiving such notice, Lessor shall notify Lessee whether Lessor considers the designated timber merchantable or premerchantable, which determination shall be at Lessor’s sole

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discretion. If Lessor considers the designated timber merchantable, Lessor may elect in its sole discretion to: (a) harvest the timber itself; (b) have Lessee fall and buck the timber and deck the logs along a road for removal by Lessor; (c) have Lessee harvest and pay the stumpage price for the timber as determined by Lessor or a third party timber appraiser if Lessee disagrees with Lessor’s price; or (d) have Lessee harvest the timber and deliver the logs to a location designated by Lessor, in which case Lessor will reimburse Lessee for reasonable hauling costs. If Lessor elects to have such work done by Lessee, it must be done in accordance with good logging practices, with reasonable care to minimize breakage or other damage to the timber being cut and to remaining timber, and in accordance with Lessor’s instructions regarding falling, bucking, yarding, decking, and hauling.

(c) If under Sections 10.4(a) and (b) above, Lessor determines that the designated timber is premerchantable, Lessee shall purchase the designated timber at its estimated present value, as determined in Lessor’s sole discretion based on the value the timber is expected to have at the time it most likely would be harvested in the ordinary course of Lessor’s timber management program, discounted from that time to the present at generally prevailing interest rates for long term borrowings of companies with Lessor’s credit rating. After paying for premerchantable timber, Lessee may destroy or salvage the designated timber but must do so with reasonable care to avoid damage to adjoining timber stands not being purchased and included as designated timber.

(d) In areas where Lessor is not the surface owner, Lessee shall exercise caution to prevent damage to the surface or timber located thereupon from its activities and shall compensate the Surface Owner for all such damage in accordance with the terms and conditions of any mineral reservation or any other conveyance or reservation instrument affecting the Lease Area and/or any applicable surface use agreement between Lessee and Surface Owner.

10.5 Fires. The extinguishing of any fires caused by Lessee’s personnel, invitees, agents, or contractors shall be at Lessee’s sole cost and shall be subject to the indemnification provisions in this Lease. Lessee shall comply with all Laws pertaining to fire protection and suppression, and take reasonable care to prevent wildfires from igniting on or spreading onto the Lease Area. If a wildfire should occur on or near the Lease Area, Lessee shall immediately notify Lessor, the appropriate government agencies and the Surface Owner, and shall make its onsite equipment and personnel available to help suppress or contain the fire. In addition to any liability for negligence, Lessee shall reimburse Lessor for all damages suffered by Lessor resulting from wildfires caused by Lessee’s activities, personnel, invitees, agents, and/or contractors, even if not attributable to negligence by Lessee or its personnel, invitees, agents, and/or contractors; Provided however, that Lessee shall not be liable to Lessor for damages directly resulting solely from either: (a) Lessor’s operations, contractors, or personnel; or (b) an act of God.

10.6 Indemnification.

(a) General Indemnification. Subject to the provisions of this Lease, Lessee assumes responsibility for the work done by Lessee, its Affiliates, servants, employees, subcontractors, agents, grantees, invitees, or independent contractors (collectively, “Lessee Parties”) on the Lease Area and specifically shall indemnify, defend, and hold Lessor, its Affiliates, and their respective officers, insurers, agents, contractors, employees, licensees, lessees,

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invitees, successors, and assigns (individually and collectively, the “Indemnified Parties”) harmless for, from and against any Liability that may be asserted against the Indemnified Parties as a result of any action, suit, demand, or proceeding commenced or asserted by any person or entity (including, without limitation, any governmental entity), arising out of or in any manner related to or resulting from Lessee Parties’ operations on the Lease Area, including without limitation (a) any violation of applicable Law, including (without limitation) any Environmental Law, in connection with the Lessee Parties’ operations on the Lease Area; (b) any breach of Lessee Parties’ representations, warranties, or obligations under this Lease; (c) any acts, omissions, activities, or operations hereunder of Lessee Parties; and/or (d) any mining, drilling, and smelting activities by the Lessee Parties on the Lease Area and any products, waste, and byproducts arising therefrom; unless and to the extent such Liability is caused by the negligence or intentional misconduct of the Indemnified Parties. This includes without limitation any claims for: injury to or death of persons; damage to property; nuisance; mechanics’ and materialmen’s liens; workers’ compensation and unemployment taxes; fires; timber trespass; fines and penalties; present release or disposal of hazardous substances, environmental protection and/or natural resource damages, clean ups, surface and subsurface restoration, reclamation, corrective action and claims arising from Lessee Parties’ activities hereunder. Lessee shall, at Lessee’s own cost and expense, defend (with counsel acceptable to Lessor in its sole and absolute discretion) against any and all actions, suits or other legal proceedings that may be brought or instituted against any of the Indemnified Parties or Lease Area on any such Liability and shall pay or satisfy any judgment or decree that may be rendered against any of the Indemnified Parties or Lease Area in any such action, suit or legal proceeding which may result therefrom. Without limiting the generality of the foregoing, Lessee assumes liability for actions brought by any of the Lessee Parties. Lessee’s indemnity obligation hereunder shall not be limited by any workers’ compensation, benefits or disability laws and Lessee waives any immunity that Lessee may have under any applicable industrial insurance law or act or similar workers’ compensation, benefits or disability laws. Lessee releases and waives all claims against the Indemnified Parties with respect to any claim or injury arising from the operations of Lessee Parties under this Lease and the presence of Lessee Parties on the Lease Area. The foregoing waivers were negotiated mutually by Lessor and Lessee. The provisions of this Section 10.6 shall survive termination or expiration of this Lease.

(b) Indemnification Regarding Surface Estate and Timber. Without limiting the generality of the foregoing, Lessee also assumes and agrees to pay and indemnify Indemnified Parties for, from and against all Liabilities of the Indemnified Parties to the Surface Owner resulting from Lessee Parties’ operations under this Lease, including any injury or damage to the surface estate and the timber, crops or any improvements located thereupon. Lessee agrees that it shall keep Lessor promptly notified of any claims of damage or injury alleged by the Surface Owner and shall promptly resolve those claims to the satisfaction of the Surface Owner and Lessor.

10.7 Taxes, Assessments and Liens.

(a) Payment by Lessee. Lessee hereby agrees to pay promptly before delinquency or upon receipt of an invoice with a copy of the tax statement, all taxes and assessments resulting from Lessee’s improvements to, activities on, and Products derived from the Lease Area that may be assessed during the term of this Lease, including, without limitation, any personal or real property taxes, excise tax, severance tax, or environmental tax or fee imposed on or as a result of Lessee’s operations. This includes any tax increase due to lands being removed

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from forestland valuation. Lessee shall not permit title to any part of the Lease Area to be lost as the result of Lessee’s nonpayment of such taxes and assessments.

(b) Protection from Liens. Lessee shall, in a timely manner, pay for all labor performed upon or material furnished to the Lease Area at the request of Lessee and/or its personnel, invitees, contractors and/or agents, and shall keep the Lease Area free and clear from any and all liens of mechanics or materialmen in connection with services performed and materials supplied at Lessee’s and/or its personnels’, invitees’, contractors’ and/or agents’ request.

(c) Payment by Lessor. If Lessee fails to promptly pay, when due, taxes, mortgages, or other liens levied against the Lease Area and payable by Lessee, Lessor shall have the right (but not the obligation) to pay such past-due amounts and, if it does so, Lessor shall be subrogated to all the rights of the holders thereof and shall be entitled to reimbursement by Lessee for all such payments and for all related costs and expenses paid or incurred by Lessor (including, without limitation, related attorneys’ fees), plus interest at the rate of One and One-Half Percent (1.5%) per month, within three (3) months after the same are paid or incurred. Any such payments made by Lessor to remove a lien of Lessee may be deducted from any payments due Lessee under this Lease.

(d) Contest of Payments. Each Party shall always have the right to contest at its sole expense, in the courts or otherwise, either in its own name or in the name of the other Party, if applicable, the validity or amount of any taxes or assessments levied against it for which it is responsible under this Lease, or to take such other steps or initiate such other proceedings as it may deem necessary to secure a cancellation, reduction, readjustment, or equalization thereof, before it shall be required to pay such taxes or assessments. Any Party undertaking such contest shall give the other Party prior written notice of such contest.

(e) Communication Regarding Tax or Other Notices. If requested by the other Party, each Party shall provide the other Party with copies of all receipts evidencing payment of taxes, liens and assessments. It is agreed that if either Party receives tax bills or claims that it believes are the responsibility of the other Party under this Lease, the receiving Party shall promptly forward the same to the other Party for appropriate action.

10.8 Reclamation. Lessee shall conduct all reclamation of the Lease Area as is required by Laws, including (without limitation) Environmental Laws, and any agreements affecting the Lease Area as of the Effective Date and as of the time that the reclamation activities are conducted, with respect to operations conducted by Lessee. In conducting reclamation activities, Lessee shall reasonably cooperate to avoid conflicts with Lessor’s forestry activities and harvest schedule as required under Section 10.10, and Lessee’s reclamation obligations under this Lease and right of access to the Lease Area shall not terminate until such reclamation has been completed, as evidenced by the approval of the relevant federal and state authorities as to the release of bonds posted for reclamation by Lessee. Lessee’s obligations to indemnify Lessor and to maintain adequate insurance in respect of such operations under this Lease shall continue until such reclamation has been completed and as otherwise provided by this Lease. Lessee shall provide to Lessor a proposed reclamation plan (“Reclamation Plan”) either as part of the Exploration Plan, Operations Plan or as a stand-alone document. Lessor shall have thirty (30) days to review the Reclamation Plan and provide Lessee with written comments and suggestions; provided, however,

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that if Lessor determines, in Lessor’s sole and absolute discretion, that it needs to hire outside consultants to review the Reclamation Plan, Lessor shall have a right to extend such review period for an additional sixty (60) days by written notice to Lessee. Lessee shall reclaim all areas of its operations to the extent necessary to avoid safety hazards and alteration of drainage flows, including installation of water bars where necessary. Lessee shall reclaim the Lease Area pursuant to its Reclamation Plan or as required by applicable Laws, including (without limitation) all Environmental Laws, to the extent the requirements of applicable Laws exceed the provisions of the Reclamation Plan and the applicable Laws are triggered by Lessee’s Exploration Activities, Development or Mining Operations. To facilitate proper reclamation, at least thirty (30) days prior to Lessee discontinuing work on the Lease Area, Lessee shall notify Lessor’s project manager, so that Lessor may inspect the status of the reclamation activity. Lessor’s inspection shall be completed and the results of such inspection shall be provided to Lessee before Lessee’s personnel discontinue work in the Lease Area; provided, however, that Lessee shall have timely informed Lessor as to the status of reclamation, as required under this Lease.

10.9 Lessor Right to Put Portion of Lease Area to Lessee. If Lessee describes any portion of the Lease Area as being the recommended site of milling, processing, refining, waste dump, heap leaching or tailings ponds sites, (“Processing Facilities Area”), then Lessee shall submit a legal description to Lessor of the Processing Facilities Area. Lessor, after reviewing those legal descriptions and the Commitment to Proceed, and any feasibility study upon which it is based, shall within ninety (90) days before the date of commencement of construction of any of those facilities on the Lease Area have the right to put to Lessee the requirement that Lessee purchase from the Lessor that portion of the Lease Area in the Processing Facilities Area included in that legal description, with Lessor, in its sole discretion, having the option to reserve any or all of its mineral interest. The purchase price of that portion of the Lease Area to be paid to Lessor by Lessee shall be negotiated by the Parties; provided however, if the Parties are unable to agree upon a price within sixty (60) days, the price shall be one hundred and twenty-five percent (125%) of the then current fair market value of those lands in an unimproved state as determined by an appraiser jointly approved by both Parties. If Lessor so elects to put the acquisition of the Processing Facilities Area to Lessee, then Lessee shall be required to forbear the commencement of construction of such facilities and infrastructure until such time as Lessor has delivered a quitclaim deed of such portion of the Lease Area to Lessee and the Parties amend the Lease Area description. Lessor will not unreasonably delay the delivery of the quitclaim deed and shall use best efforts to deliver the same in a timely manner. Prior to execution and delivery of such quitclaim deed, Lessor may also elect, in its sole discretion, to receive a non-participating production royalty on any Products mined, produced and severed from the Lease Area so conveyed to Lessee equal to the same Production Royalty and Byproducts Royalty it would have received under Section 7 if this Lease were still in effect for the lands so conveyed to Lessee (“Put Option Royalty”); and in this event this non-participating royalty interest shall survive the expiration or termination of this Lease and be conveyed to Lessor by Lessee in a form substantially similar to the form of Royalty Grant and Agreement attached as Exhibit G.2.

10.10 Cooperation.

(a) Lessor agrees to reasonably cooperate with Lessee, when requested by Lessee in writing, in obtaining permits and authorizations related to Exploration Activities, Development or Mining Operations and in conducting Exploration Activities, Development or

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Mining Operations under this Lease. Lessee agrees to reimburse Lessor for all reasonable out-of-pocket expenses incurred by Lessor in conducting requested activities. Lessor shall document such expenses in reasonable detail periodically as they are incurred, but no more frequently than monthly, and provide an invoice for such expenses to Lessee. Lessee will reimburse Lessor for approved expenses within thirty (30) days of receipt of an invoice. In the event Lessee disagrees with an invoice, the provisions of Section 16.1 will be applied to resolve the disagreement. Following informal dispute resolution or arbitration as provided in Section 16.1, if payments are not timely made pursuant to the order in arbitration, then Lessor may, upon ten (10) days’ written notice, terminate this Lease. In like fashion, should Lessor request Lessee’s cooperation in obtaining permits and authorizations related to the Lease Area and for the benefit of Exploration Activities, Development or Mining Operations under this Lease, Lessee shall provide such assistance to Lessor, but Lessor shall not be required to reimburse Lessee for its costs of providing assistance.

(b) The Parties acknowledge and agree that to the extent Lessor owns the surface estate, Lessee has a non-exclusive right to access and use the surface estate subject to Lessor’s ownership of the timber as set forth in Section 10.4 and the other terms and conditions of this Lease. Accordingly, Lessee shall plan surface operations in a manner and otherwise reasonably cooperate to avoid conflict with Lessor’s forestry activities and harvest schedules and other surface use and occupancy. Prior to commencing Exploration Activities, Development and Mining Operations, or reclamation under this Lease, respectively, Lessee shall participate in a pre-work meeting with Lessor’s designated representative to review and coordinate Lessee’s planned operations and activities under its Exploration Plan, Operations Plan, or Reclamation Plan, respectively, and Lessor’s planned forestry activities and other surface use and occupancy. Lessee shall at all times have one or more designated senior employees or consultants associated with the project available to discuss, coordinate, and exchange information regarding Exploration Activities, Development and Mining Operations, or reclamation with designated Lessor representatives.

11.0 LIENS AND INSURANCE

11.1 Liens. Lessee shall, in a timely manner, pay for all labor performed upon or material furnished to the Lease Area at the request of Lessee and/or its personnel, invitees, contractors and/or agents and shall keep the Lease Area free and clear from any and all liens of mechanics or material in connection with services performed and materials supplied at Lessee’s and/or its personnel’s, invitees’, contractors’ and/or agents’ request and free of liens for taxes payable with respect to Lessee’s property or operations on the Lease Area; provided, however, that Lessee shall have the right in good faith to contest the validity of any lien, claim or liability, provided Lessee shall immediately inform Lessor if it becomes aware of any occurrence or nonoccurrence that may affect the title to, validity or good standing of the lands or mineral interests within the Lease Area.

11.2 Insurance.

(a) Prior to commencement of any activity under this Lease, Lessee shall obtain and maintain in full force and effect during the Term of this Lease and during any other period during which Lessee or its successors, Affiliates, personnel, invitees, agents, and/or contractors

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are occupying or working on the Lease Area, at Lessee’s sole expense, the following insurance coverages on Lessee’s operations, which insurance shall be by companies with a Best’s rating of no less than A- VIII and otherwise acceptable to Lessor:

(i) Commercial General Liability (occurrence form), covering bodily injury and property damage liability, including contractual, products and completed operations and coverage for explosion, collapse and underground (xcu) with minimum limits of $5,000,000 per occurrence, $5,000,000 Products–Completed Operations Aggregate, and $5,000,000 General Aggregate;

(ii) Comprehensive Automobile Liability covering owned, hired, and nonowned vehicles with minimum limits of $1,000,000 per person and $1,000,000 per accident for bodily injury and $1,000,000 property damage or combined single limit of at least $1,000,000;

(iii) Workers’ Compensation or Industrial Accident insurance providing benefits as required by law, including Employer’s or Stop-Gap Liability with a minimum limit of $1,000,000 per accident;

(iv) Environmental/Pollution Legal Liability with minimum limits of $5,000,000 per claim and $10,000,000 aggregate. Coverage shall be in effect at all times during this Lease;

(v) Whenever conducting logging operations per Section 10.4(b) above, Lessee shall add to its Commercial General Liability insurance, and ensure that its logging contractor carries, Loggers’ Property Damage—Broad Form coverage, with the contractual liability exclusion deleted and a limit not less than $1,000,000 per occurrence.

Lessee shall require each subcontractor to provide such insurance as described above.

(b) Lessee shall furnish Lessor with Certificates of Insurance evidencing such coverage, and Lessee shall endeavor to require its insurance carriers to give Lessor at least thirty (30) days’ written notice prior to any change in, nonrenewal or cancellation of coverage, in whole or in part. Lessor and its Affiliates shall be designated as Additional Insureds evidenced by copy of the Additional Insured Endorsement. If Lessee’s insurance carriers refuse to provide such notification, then Lessee shall give such notice to Lessor. Lessee’s insurance shall be primary, and all insurance or self-insurance of Lessor and its Affiliates shall be excess of any insurance provided by Lessee. If Lessee desires to self-insure to at least the above levels of coverage, Lessee shall provide information regarding its financial ability to cover such claims. Lessor’s approval of self-insurance by Lessee shall not be unreasonably withheld.

12.0 ADDITIONAL SECURITY – BOND REQUIREMENTS

12.1 During Exploration Activities. Prior to conducting any Exploration Activities or Development, Lessee shall provide an escrow account, letter of credit, payment and performance bond, or other security satisfactory to Lessor in an amount to be determined by Lessor at the same time it approves the Exploration Plan. This security shall guarantee prompt payment of all sums and prompt performance of all obligations as they come due under this Lease, including, but not limited to, the fulfillment of Lessee’s reclamation obligations, taking into consideration costs of

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reclamation based upon the Exploration Plan and using cost factors of $2,000.00 per drill site, $15.00 per linear foot of temporary access road, and other costs likely to be necessary to reclaim the project. From time to time, Lessor may require that the amount of the security be increased to the extent necessary to cover Lessee’s then current obligations under this Lease, consistent with inflation as reflected in the most recent CPI-U. For this purpose, Lessor may periodically elect to retain an independent consultant to evaluate the sufficiency of the amount of any bonds or other forms of surety maintained by Lessee to cover Lessee’s activities and operations in accordance with industry standards by providing Lessee ten (10) days prior written notice, and Lessee will reasonably cooperate with such review and evaluation. If Lessee’s bonding is determined by Lessor to be insufficient to cover Lessee’s then current obligations, Lessee shall obtain and provide Lessor documentation of such additional security or financial assurance within ten (10) days after notice from Lessor of such deficiency, showing compliance with any additional bonding requirements, unless otherwise agreed by the Parties. Lessor shall have the right at any time to require verification of the continued existence and present amount of the bonds or other forms of surety. Lessee shall maintain such security until completion of all its obligations, including reclamation obligations.

Notwithstanding the foregoing, if Lessee establishes to Lessor’s satisfaction that the Georgia Environmental Protection Division or its successor agency, or other local, state or federal agency with primary jurisdiction (the “Regulating Agency”), has segregated its bonding requirements of Lessee so funding for the Lease Area is specifically earmarked and that the Regulating Agency will separately enforce its bonding requirements as they apply to the Exploration Activities on the Lease Area, then Lessor agrees to waive the additional security provisions of this Section to the extent the Regulating Agency’s required bond security amounts exceed the amounts set forth in this Section 12.1. If the Regulating Agency’s security amounts are less than the amounts set forth in this Section 12.1 then Lessee shall be required to provide an escrow account, letter of credit, payment and performance bond or other security satisfactory to Lessor for any security amounts above those set by the Regulating Agency to comply with the bond requirements required of it in this Section 12.1.

12.2 During Development and Mining Operations. Before commencement of Development or Mining Operations on the Lease Area, Lessee shall establish a fund to be used for anticipated future costs of reclaiming the Lease Area; costs of treating, storing, or disposing of hazardous substances in accordance with all applicable Laws; and costs of otherwise complying with all Environmental Laws and regulations applicable to such operations. The amount required to be set aside in such fund shall take into account any bonds or other forms of surety maintained by Lessee for such purposes pursuant to the requirements of the Regulating Agency. Such fund shall be created in a manner such that Lessor shall either be able to obtain a valid security interest therein or the fund shall not, in the reasonable opinion of a mutually agreeable legal counsel, be subject to the claims of Lessee creditors in a bankruptcy. Such fund shall be maintained in a separate account, trust account, or escrow and not commingled with other monies; shall be withdrawn and used for, and only for, the foregoing purposes; and at all times shall be in an amount sufficient to pay all the foregoing costs if Lessee should discontinue its operations on the Lease Area at any time during the immediately succeeding twelve (12) months. If Lessee establishes to Lessor’s satisfaction that the Regulating Agency has segregated its bonding requirements of Lessee so funding for the Lease Area is specifically earmarked and that the Regulating Agency will separately enforce its bonding requirements as they apply to the Development and Mining

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Operations on the Lease Area, then the Parties agree that the Regulating Agency required bond security amount shall become the initial amount of such fund. If the Regulating Agency has not segregated its bonding requirements for the Lease Area, then the initial amount of the fund required to be maintained under this Section 12.2 shall be equal to the anticipated total costs of reclamation based on the review of both the Operations Plan and the Reclamation Plan (if different) as they relate to the first-year activity levels as confirmed by a reclamation cost audit and estimate conducted by a firm of environmental engineers reasonably acceptable to both Lessor and Lessee. Thereafter, no less frequently than annually, Lessee shall conduct an on-the-ground environmental audit of the Lease Area, to be performed by a firm of environmental engineers reasonably acceptable to both Lessor and Lessee, and such other investigations as are reasonably necessary to audit the sufficiency of the amount of any bonds or other forms of surety maintained by Lessee and the fund established under this Section 12.2. As a result of such audit the Parties shall agree to such reasonable adjustments as are appropriate to meet the requirements of this Section 12.2, including, without limitation, increases or decreases to any of the foregoing, consistent with inflation as reflected in the most recent CPI-U. In addition to the foregoing annual sufficiency audit, Lessor shall have the right at any time to require verification of the continued existence and present amount of the bonds or other forms of surety and the fund. To the extent permitted by applicable Laws, Lessee shall identify Lessor as a co-beneficiary on any bond or other form of financial security obtained or established pursuant to this Section 12.2.

13.0 DEFAULT; TERMINATION

13.1 Default; Termination by Lessor. If Lessee, in any material respect, has not complied with any obligation under this Lease, Lessor shall notify Lessee in writing, setting out specifically in what respect it is claimed that Lessee has breached this Lease. If the alleged breach is not cured within ten (10) days with respect to monetary defaults or thirty (30) days with respect to other defaults, after written notice is given or, with respect to defaults which cannot reasonably be cured within thirty (30) days, if Lessee has not within thirty (30) days commenced to cure the nonmonetary breach and thereafter diligently completed such cure, Lessor may suspend Lessee’s activities. Suspension shall continue until the default is remedied. If Lessee has not cured the monetary breach within thirty (30) days or nonmonetary breach within one hundred and eighty (180) days after receiving notice, Lessor may terminate this Lease by delivering to Lessee notice of such termination. In the event that Lessor elects to terminate the Lease upon Lessee’s default, Lessor shall have all other rights and remedies available at law or in equity, including claims for compensatory and consequential damages with respect to Lessee’s default. All of Lessee’s obligations to Lessor and third parties survive termination of Lessee’s rights under this Lease pursuant to this Section 13.1, until such obligations have been fulfilled. In the event of such termination by Lessor, reclamation work shall be completed by Lessee as soon as practicable, and not more than thirty (30) days, after termination. Insurance coverages shall be maintained until Lessee has completed all reclamation and any other required work on the Lease Area. Lessor’s rights to suspend and terminate Lessee’s rights under this Section 13.1 are in addition to all other available remedies. Notwithstanding the above, Lessor reserves the right to terminate this Lease automatically upon notice to Lessee, without any right to cure hereunder, in any situation where (i) Lessee becomes insolvent; (ii) Lessee files, or consents by answer or otherwise to the filing against it, of a petition of relief or other petition in bankruptcy, for liquidation, or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or (iii) any similar event.

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13.2 Termination by Lessee. Lessee may terminate this Lease by giving Lessor sixty (60) days written notice of such termination, provided that all reclamation work on the Lease Area is completed.

13.3 Release. Upon termination of this Lease by either Party, a release, in recordable form, will be executed and recorded by Lessee for the benefit of Lessor, disclaiming Lessee’s interest under the Lease in the Lease Area. Upon such termination, all right, title, and interest of Lessee under this Lease shall terminate with respect to the Lease Area and Lessee shall be relieved of all further obligations stated in this Lease, except that Lessee shall remain fully liable for all obligations that expressly or by their nature survive termination, or accrue or arise before termination, including any reclamation required by applicable Law arising from Lessee’s operations and under any continuing indemnity provided pursuant to this Lease. Any taxes, assessments, and governmental charges for which Lessee is responsible shall remain the responsibility of Lessee until such time as the improvements, assessments, or governmental charges are removed from the tax rolls and taxes return to the forestland value level unless Lessor has agreed in writing that an improvement or structure may remain on the land in accordance with Section 13.4.

13.4 Removal of Property. Upon any termination or expiration of this Lease, Lessee shall have a period of six (6) months from and after the effective date of termination within which Lessee shall remove from the Lease Area all of its machinery, buildings, structures, facilities, equipment, and other property of every nature and description erected, placed, or situated thereon (herein all collectively called “Improvements”), except Lessee shall have no obligation to remove underground supports, track, and pipe placed in shafts, drifts, or openings in the Lease Area; provided, however, that all openings must be sealed. As a further exception to Lessee’s removal obligations, Lessee shall not be required to remove any Improvements that are to remain as part of the surface estate in accordance with a written agreement between Lessee and the Surface Owner. Lessee shall remove all such property except to the extent that Lessor, or the Surface Owner, direct Lessee in writing to leave one or more Improvements on the Lease Area. There shall be no obligation for Lessee to remove waste rock, tailings, surface impoundments, etc., but reclamation of such items shall be completed as required in accordance with applicable Laws. Any property of Lessee that Lessee leaves on the Lease Area at Lessor’s request shall become the property of Lessor.

14.0 FORCE MAJEURE

14.1 Force Majeure. Neither Party hereto shall be liable to the other Party, and neither Party hereto shall be deemed in default under this Lease, for any failure or delay in performing any of its non-monetary covenants and agreements caused by or arising out of any act not within the control of the Party, despite best commercial efforts, including that performance of the covenants violates any law, ordinance, order, rule or regulation of any governmental (civil or military) agency or authority, including all governing bodies claiming jurisdiction over the issuance of permits, opposition or litigation initiated by local or national interest groups opposed to the project, or contrary to any written agreement concerning the Lease Area; provided that lack of funds shall not, in any case, be an event of Force Majeure. Such acts shall include, without limitation, acts of God; acts of the public enemy; riots; fire; severe storms; flood; explosion; government restriction; inability to obtain any permits, authorizations or approvals required from

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regulatory authorities, including environmental protection agencies (“Force Majeure”). Any period for performance delayed by Force Majeure shall be extended for a period commensurate with the period of the delay. So far as possible, the Party affected will take all reasonable steps to remedy the delay caused by Force Majeure; provided, however, that nothing contained in this Section 14.1 shall require any Party to settle any industrial dispute or to test the constitutionality of any law. No such event of Force Majeure shall excuse Lessee from timely payment of sums required to be paid to Lessor or to third parties under this Lease.

14.2 Extension of Term. If Lessee is prevented from engaging in Exploration Activities, Development or Mining Operations by any event of Force Majeure described in Section 14.1, the time of such delay or interruption shall not be counted against the Term of this Lease, anything in this Lease to the contrary notwithstanding, and this Lease shall be extended while and so long as Lessee is prevented from conducting such operations but in no event for longer than two (2) years from the commencement of an event of Force Majeure. If an event of Force Majeure continues for longer than two (2) years, either Party may terminate this Lease.

14.3 Notice. If Lessee desires to invoke the provisions of this Section 14, Lessee shall give notice to Lessor of the commencement of the circumstances giving rise to such Force Majeure. During any period of Force Majeure, Lessee will continue to make any payments due to Lessor per the terms and conditions of this Lease.

15.0 NOTICES

15.1 Notices. All notices under this Lease, except notice regarding fire suppression, shall be written and given by personal hand delivery, messenger service, overnight courier for next-day delivery, by confirmed facsimile transmission, by certified U.S. mail, postage prepaid, or email with receipt confirmation. All notices regarding fire suppression shall be reported in person or by telephone as soon as possible.

All notices of timber removal, road location approval, access, and fire protection and suppression shall be given by Lessee to:

Weyerhaeuser Company

Brad Murfee

Piedmont Area Manager

375 Riverside Pkwy

Lithia Spring, GA 30122

(229) 234 3180

All other notices shall be addressed or transmitted as follows:

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If to Lessor:	If to Lessee:

Weyerhaeuser Company Energy and Natural Resources 220 Occidental Ave Seattle, WA 98104 Attn: David Boyer – Senior Geologist/Metals Manager Telephone: 206-539-4423 E-Mail:	Southeast Metals, LLC 650 Peter Jefferson Parkway Suite 230, Charlottesville, VA 22911 Attn: Kermit Anderson Telephone: (434) 245-1151 E-Mail:

All notices shall be effective upon actual receipt if received during the normal business hours of the receiving Party or on the next normal business day of the receiving Party if delivered other than during normal business hours. A Party may change the place to which notice is to be delivered, by giving written notice to the other Party in accordance with this Section 15.

16.0 DISPUTE RESOLUTION

16.1 Informal Dispute Resolution. Any dispute with respect to the calculation and payment of the Production Royalty, Byproducts Royalty, Area of Interest Royalty, and Put Option Royalty (including but not limited to grade control, processing, and commingling procedures determined under Section 7 and Exhibit D, G.1, or G.2) (collectively, the “Mining Disputes”) shall be subject to the informal dispute resolution meetings described in this Section 16.1 and, if such meetings do not result in a resolution of the dispute, shall be submitted to Binding Arbitration described in Section 16.2 below. The Parties agree to devote such time, resources, and attention as are needed to attempt in good faith to resolve the Mining Disputes at the earliest time possible. A Party claiming a dispute shall give notice of the dispute within thirty (30) days of the Party’s actual knowledge of the act, event, or omission that gives rise to the dispute, unless this Lease provides otherwise. At a minimum, the Parties shall hold two informal meetings within thirty (30) days after notice to attempt in good faith to resolve the disputed issue(s). If the dispute has not been resolved at the first meeting, then at the second meeting each Party shall involve its senior manager with responsibility for the project covered by this Lease. If the informal meetings fail to resolve the dispute, the Party claiming a dispute may, within thirty (30) days after the last meeting, submit any dispute to Binding Arbitration. Any of these time periods may be reasonably extended or shortened by written agreement of the Parties. Unless otherwise agreed among the Parties, each Party shall bear its costs for its own participation in informal dispute resolution processes.

16.2 Binding Arbitration. If the Mining Disputes are not resolved through the process described in Section 16.1 above, they shall be resolved through arbitration according to the commercial rules of the American Arbitration Association then in effect, except to the extent that such rules are inconsistent with this Section 16.2; provided, however, that unless otherwise agreed by the Parties, such arbitration shall not be conducted under the auspices of the American Arbitration Association (the “Binding Arbitration”). All arbitrations shall occur in Seattle, Washington unless otherwise agreed by the Parties. The award rendered by the arbitrator or arbitrators shall be final, nonappealable and binding as between the Parties and judgment on such award may be entered in any court having jurisdiction. If the amount of the Mining Dispute is less

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than $250,000, and if neither Party is seeking injunctive or other equitable relief: (i) the Mining Dispute will be settled before a single arbitrator; (ii) if the Parties agree on an arbitrator, the arbitration will be held before the arbitrator selected by the Parties; and (iii) if the Parties do not agree on an arbitrator, each Party will designate an arbitrator and the arbitration will be held before a third arbitrator selected by the designated arbitrators. If the amount of the Mining Dispute is $250,000 or more, or if a Party is seeking injunctive or other equitable relief: (i) the Mining Dispute will be settled before three (3) arbitrators; (ii) if the Parties agree on the arbitrators, the arbitration will be held before the arbitrators selected by the Parties; and (iii) if the Parties do not agree on the arbitrators, each Party will designate an arbitrator, the designated arbitrators will select a third arbitrator, and the arbitration will be held before the three arbitrators. The Parties agree that the arbitrators shall be attorneys with at least ten years’ relevant experience in the mining industry. Notice of demand for arbitration shall be filed in writing with the other Party and the arbitrator or arbitrators shall be selected within thirty (30) days of such demand. The Parties agree that after such notice has been filed, they shall, before the arbitration hearing, make discovery and disclosure of all matters relevant to the Mining Dispute to the extent required by the rules governing the arbitration. All questions that may arise with respect to the obligation of disclosure and the protection of the disclosed material shall be referred to the arbitrator or arbitrators, whose determination on such issues shall be final and conclusive. Disclosure shall be completed no later than sixty (60) days after filing of the notice of arbitration, unless extended by the arbitrator or arbitrators upon a showing of good cause by either Party to the arbitration. Absent other agreement by the Parties, all arbitration proceedings shall be concluded within ninety (90) days after the notice of demand for arbitration, and the arbitration award shall be rendered within thirty (30) days after the conclusion of the arbitration hearing. The arbitrator or arbitrators shall have no authority to award punitive damages. The arbitrator(s) fees, costs and expenses shall initially be split equally between the Parties. However, the substantially prevailing Party shall be entitled to recovery of its attorneys’ fees, costs and disbursements in the arbitration, including the cost of the arbitrator. All disputes other than the Mining Disputes shall be settled in courts of competent jurisdiction, as provided in Section 19.9.

17.0 CONFIDENTIALITY

17.1 Confidentiality of Lease. Except as provided in Section 19.11 and as provided in Section 17.2 regarding disclosure to specifically identified third-parties below, neither Party may disclose the terms of this Lease to a third party without the prior written consent of the other Party, which consent shall be at the other Party’s sole discretion; provided that either Party may make such disclosures as, in the opinion of its counsel, are required by any applicable Law, stock exchange rule, existing contract, or legal process; provided, however, that in such a case the disclosing Party shall promptly notify the other Party of such request or requirement, so that the other Party may seek an appropriate protective order or waive compliance with this Lease. In the absence of a protective order or the receipt of a waiver, the disclosing Party will give the other Party written notice (unless prohibited by law) of the information to be disclosed, as far in advance as practicable, and exercise all reasonable efforts to obtain reliable assurance that confidential treatment shall be afforded to that information.

17.2 Confidentiality of Data. Each Party agrees to keep all Data relating to this Lease or the Lease Area or other property owned by Lessor disclosed by the other Party pursuant to this Lease confidential and not to disclose such Data to any person or entity other than (i) its Affiliates

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and its and their officers, directors, partners, members, employees, attorneys, accountants, and mining and engineering consultants; or potential purchasers of a Party’s interest in the Lease Area or in this Lease, lenders or financial advisors who have a bona fide need to have access to such data, if such potential purchasers, lenders or financial advisors have agreed in writing to be likewise bound by these terms of confidentiality, (ii) such other persons as the Parties jointly agree in writing may receive such Data (which agreement may be withheld for any reason or for no reason), and (iii) as may be required, in the opinion of a Party’s counsel, by judicial, administrative, or governmental proceeding whether or not made pursuant to a valid subpoena or applicable order or as otherwise required by law or the rules of any stock exchange, provided that any disclosure made pursuant to law shall be strictly limited in scope and content to the extent possible given the requirements of legal compliance, and subject to each Party’s reasonable prior review and revision. The provisions of this Section 17.2 shall continue to bind Lessee, but not Lessor, following termination or expiration of this Lease, with respect to all Data relating to this Lease or the Lease Area or other property owned by Lessor. After termination or expiration of this Lease, Lessee shall transfer all such Data to Lessor as provided in Section 6.3 and may not disclose the Data to any third party without the prior written consent of Lessor. Nothing in this Lease shall affect either Party’s rights to use, disclose or retain any of the Data and information which (a) is in the public domain or later enters the public domain other than by a breach by either Party or any of its agents of any of the obligations of either Party under this Lease or (b) is disclosed to either Party or the general public by a third party which is in rightful possession of the Data and information in circumstances where the disclosure violated no confidentiality obligations or (c) either Party can show was known to it at the time of disclosure. Nothing in this Section 17.2 shall affect either Party’s right to use, disclose or retain Data relating to property or interests within the Area of Interest, but that are outside the Lease Area or other property owned by Lessor.

17.3 Use of Information. Neither Party makes any representation or warranty of any nature concerning the quality, accuracy, reliability or completeness of the information or Data provided or exchanged under this Lease, and each Party hereby acknowledges that it relies on any Data received from the other Party solely at its own risk. ALL SUCH INFORMATION AND DATA ARE PROVIDED ON AN “AS IS/WHERE IS BASIS,” WITHOUT ANY EXPRESS OR IMPLIED WARRANTY WHATSOEVER. Each Party shall provide to the other Party, to the extent feasible, copies for review and comment at least three (3) business days in advance of all public announcements, press releases, and disclosures to third parties, to be issued by such Party regarding this Lease and all matters related to this Lease. Each Party shall act in good faith to accommodate the suggestions of the other Party; provided that each Party shall be entitled to make such announcements and disclosures as are, in the opinion of its counsel, required by law or the rules of any stock exchange. The provision of this Section 17.3 shall survive the termination or expiration of this Lease.

18.0 ASSIGNMENT

18.1 No Assignment by Lessee Without Lessor’s Consent. Except as provided in Section 18.2, Lessee shall not assign any portion of its interest in this Lease without Lessor’s prior written consent, in its sole discretion. Lessor reserves the right, in its sole discretion, to withhold its consent to such an assignment if the assignment would render the Guaranty Agreement in Exhibit F void. Lessor may consider any attempted assignment without such consent to be void.

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Unless otherwise agreed, Lessee guarantees prompt performance of all obligations under this Lease notwithstanding any prior assignment of its interest.

18.2 Assignment to an Affiliate. Notwithstanding the provisions in Section 18.1, Lessee shall have the right to sell, assign, transfer or otherwise dispose of all or any portion of its interest in this Lease to an Affiliate of Lessee; provided that (i) Lessee provides Lessor written notice of such intent at least thirty (30) days in advance of such assignment; (ii) the Affiliate agrees in writing to accept all terms, conditions, and obligations of this Lease; (iii) any such assignment to an Affiliate shall be in conjunction with an assignment to the same Affiliate of Lessee’s rights and obligations under the Lease; and (iv) Lessee and any Guarantor shall remain liable under this Lease.

19.0 MISCELLANEOUS

19.1 Time Is of the Essence. Time is of the essence for each and every provision of this Lease.

19.2 Attorneys’ Fees. Should any legal action or proceeding of any nature whatsoever (including any proceeding under the U.S. Bankruptcy Code) be commenced by either Party in order to enforce this Lease or any provision hereof, or in connection with any alleged dispute, breach, default, or misrepresentation in connection with any provision herein contained, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs incurred in connection with such action or proceeding, including costs of pursuing or defending any legal action, including, without limitation, any appeal, discovery or negotiation and preparation of settlement arrangements, in addition to such other relief as may be granted.

19.3 Relationship of Parties. Nothing contained in this Lease shall be deemed to constitute either Party being the partner of the other or, except as otherwise expressly provided, to constitute either Party being the agent or legal representative of the other or to create any fiduciary relationship between them. It is not the intention of the Parties to create, nor shall this Lease be construed to create, any mining, commercial or other partnership or association. Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein, and any liabilities hereunder shall be several and not joint.

19.4 Integrated Agreement; Modification. This Lease constitutes the entire agreement and understanding of the Parties with respect to the subject matter and supersedes all prior negotiations and representations. This Lease may not be modified except in writing signed by the Parties hereto. The Parties agree to execute any additional documents reasonably necessary to effectuate the intentions of the provisions and purposes of this Lease.

19.5 Waiver. Failure of either Party to insist upon the strict performance of any of the terms and conditions hereof, or failure to exercise any rights or remedies provided herein or by Law, or to notify the other Party in the event of breach, shall not release the other Party of any of its obligations under this Lease, nor shall any purported oral modification or rescission of this Lease by either Party operate as a waiver of any of the terms hereof. No waiver by either Party of any breach, default, or violation of any term, warranty, representation, agreement, covenant, right,

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condition, or provision hereof shall constitute waiver of any subsequent breach, default, or violation of the same or other term, warranty, representation, agreement, covenant, right, condition, or provision.

19.6 Survival. The following provisions shall survive termination or expiration of this Lease: Section 7.3 (Area of Interest Royalty); Section 9.0 (Mutual Representations); Section 10.6 (Indemnification); Section 10.8 (Reclamation), Section 13.1 (Default); Section 13.3 (Release); Section 13.4 (Removal of Property); Section 15.0 (Notices); Section 16.0 (Dispute Resolution); Section 17.0 (Confidentiality); Section 19 (Miscellaneous); and any other provisions which by their nature may or must be performed after expiration or termination of this Lease.

19.7 Severability. If any provision of this Lease is held to be invalid or unenforceable, such provision shall not affect or invalidate the remainder of this Lease, and to this end the provisions of this Lease are declared to be severable. If such invalidity becomes known or apparent to the Parties, the Parties agree to negotiate promptly in good faith in an attempt to amend such provision as nearly as possible to be consistent with the intent of this Lease.

19.8 Rule Against Perpetuities. The Parties do not intend that there shall be any violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Property, or any similar rule. Accordingly, if any right or option to acquire any interest in any real property exists under this Lease, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the provisions of this Lease shall be revised in such a way as to approximate most closely the intent of the Parties within the limits permissible under such rules.

19.9 Governing Law; Jurisdiction. To the maximum extent provided by law, this Lease shall be construed and interpreted according to, and governed by, the laws of the State of Georgia and federal law as may be applicable, regardless of the choice of law principles that may apply.

Except as provided in Section 16.2, each of the Parties hereby (i) irrevocably submits to the jurisdiction of the courts of the State of Georgia and the Federal courts of the United States of America in and for Fulton County, Georgia for the purpose of any action or proceeding arising out of this Lease or any of the transactions contemplated by this Lease, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Lease or any of the transactions contemplated by this Lease in any court other than an Georgia state court or Federal court in and for Fulton County, Georgia. Each of the Parties hereby consents to and grants any such court jurisdiction over the person of such Party and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 15, or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof on such Party. Each Party hereby acknowledges and agrees that any controversy that may arise under this Lease is likely to involve complicated and difficult issues, and therefore such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect to any litigation directly or indirectly arising out of or relating to this Lease or any of the ancillary agreements, or the breach, termination or validity of

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this Lease or any of the ancillary agreements, or the transactions contemplated hereby or thereby. Each Party hereby certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) such Party understands and has considered the implications of this waiver, (iii) such Party makes this waiver voluntarily, and (iv) such Party has been induced to enter into this Lease and each of the ancillary agreements by, among other things, the mutual waivers and certifications set forth in this section.

19.10 Binding Effect. The provisions of this Lease shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

19.11 Memorandum. The Parties agree that this Lease shall not be filed or recorded. Upon the execution of this Lease, the Parties will simultaneously execute a Memorandum of Mining Lease, substantially in the form attached as Exhibit E, which shall be recorded if requested by either Party.

19.12 Counterparts; Execution. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Each Party may rely upon the signature of each other Party on this Lease that is transmitted by facsimile or email as constituting a duly authorized, irrevocable, actual, current delivery of this Lease with the original ink signature of the transmitting Party. This Lease shall become effective and in full force only when duly and properly executed, authorized and delivered by the Parties hereto.

19.13 Guaranty. In the event that Lessee is acquired by or merges with any entity such that Lessee becomes a subsidiary or other Affiliate controlled by the other entity, Lessor at its election may, by providing Notice to Lessee require the other entity to become a guarantor for Lessee’s obligations under this Lease (“Guarantor”) and to, within thirty (30) days after the Notice to Lessee, execute the Guaranty Agreement attached hereto as Exhibit F and delivered an executed, original copy of the Guaranty Agreement to Lessor.

[signatures appear on the following page]

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease effective as of the Effective Date.

Weyerhaeuser Company

By: /s/ Rehad P. Hossain
Name: Rehad P. Hossain
Title: VP, Energy & Natural Resources
Date Executed: 10/1/2020

Southeast Metals, LLC

By: /s/ James E. Bond
Name: James E. Bond Title: Member
Date Executed: 9/26/2020

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EXHIBIT A

(Attached to and made a part of
Mining Lease Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project))

HARRIS AND TALBOT COUNTIES, GEORGIA

Those certain Lands and Mineral Interests owned by Lessor:

[Attached]

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State of Georgia

Legal Description	WY-Surface Acres	WY Net Mineral Acres

Harris County:

Tract Name: COMP 31055B

HR 24:

All that tract or parcel of land containing 249.812 acres, more or less, in Land Lots 256, 257, 258, 284 and 285 of the 22nd Land District of Harris County, Georgia, and being more particularly described and shown on that certain plat of survey prepared by Hugh P. Riley dated February 27, 1970, and subsequently revised, said plat being recorded in Plat Book 10, page 146, in the Deed Records of the Clerk of Superior Court of Harris County, Georgia, which plat by this reference thereto is incorporated herein for a more particular and accurate description of said property.

Said tract being more particularly described as follows:

All that tract or parcel of land containing 249.812 acres in Land Lots 256, 257, 258, 284 and 285 of the 22nd Land District of Harris County, Georgia, more particularly described on plat prepared by Hugh P. Riley dated February 27, 1970 and subsequently revised, said plat being recorded in Plat Book 10, Page 146, Deed Records, Harris County, Georgia as follows: Begin at an iron pin located at the common corner of Land Lots 248, 249, 256 and 257 of said district and go thence along the south line of Land Lot 256 North 89° 1’ West 1485.7 feet to a point; thence North 0° 12’ West, 2590.05 feet to a point; thence South 89° 47’ East 1222.45 feet to a point; thence North 0° 17’ West 524.85 feet to a point on the south line of Shiloh Kings Gap Road; thence along said right of way in an easterly direction 1182.10 feet to a point on the northwest line of property now or formerly of Faulkner; thence along said property line South 8° West 510.0 feet to a point; thence

	249.812	249.812

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South 82° East 96.8 feet to a point; thence South 8° West 275.04 feet to a point; thence South 82° East 752.18 feet to a point; thence South 37° 46’ West 279.10 feet to a point; thence South 82° East 276.85 feet to a point; thence South 52° 14’ East 50 feet to a point; thence South 37° 46’ West 76.82 feet to a point; thence South 52° 14’ East 240.0 feet to a point; thence North 37° 46’ East 40.16 feet to a point; thence due East 755.2 feet to a point; thence South 74° 46’ East 571.5 feet to a point; thence South 7° 34’ East 283.6 feet to a point; thence South 88° 48’ East 209.05 feet to a point; thence South 5° 10’ East 433.7 feet to a point; thence North 89° 48’ West 73.5 feet to a point; thence South 9° 2’ West 136.5 feet to a point; thence North 83° 42’ East 128.9 feet to a point; thence South 11° 22’ East 163.45 feet to a point; thence South 5° 37’ East 203.5 feet to a point; thence North 82° 33’ West 247.5 feet to a point; thence South 85° 47’ West 523.2 feet to a point; thence South 81° 22’ West 231.09 feet to a point; thence North 6° 24’ 37” West 140.0 feet to a point; thence North 46° 34’ 19” West 80.9 feet to a point; thence South 81° 37’ 10” West 485.53 feet to a point; thence South 17° 56’ 42” West 435.7 feet to a point on the south line of Land Lot 257; thence along said south land lot line North 89° 38’ West 1926.19 feet to the iron pin and the point of beginning

This is the same property described in a deed from James E. Albright to Georgia Kraft Company dated November 5, 1981, and recorded in Deed Book 107, page 560; and a portion of the property conveyed in a Deed of Amplification from Inland-Rome Inc. to Mead Coated Board, Inc. dated December 14, 1988, and recorded in Deed Book 182, page 472, in the Deed Records of the Clerk of Superior Court of Harris County, Georgia.

And being the same property described in a deed from MeadWestVaco Coated Board, LLC to MWV-Land Sales, Inc. dated October 29, 2010 and recorded December 30, 2010 in Deed Book 1168, Page 50, Harris County, Georgia records.

Totals	Harris County, Georgia	249.812	249.812

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Legal Description	WY-Surface Acres	WY Net Mineral Acres

Talbot County:

Tract Name: COMP 31013, 31019A and 31025A

TA-5A and TA-16

All that tract or parcel of land containing 1525.2 acres, more or less, in Land Lots 224, 225, 226, 243, 244, 245, 246, 259, 260 and 261 of the 22nd Land District of Talbot County, Georgia, and being more particularly shown and described on that certain plat of survey prepared by Georgia Kraft Company dated September 22, 1958, and recorded in Plat Book G, page 310, in the Deed Records of the Clerk of Superior Court of Talbot County, Georgia, which plat by this reference thereto is incorporated herein for a more particular and accurate description of said property.

This is the same property described and conveyed as Tract 1 in a deed from Junction City Manufacturing Company, Inc. to Interstate Land and Improvement Company dated March 9, 1949, and recorded in Deed Book TT, page 474, and the same property described in a deed from S. P. Dixon to Interstate Land and Improvement Company dated July 22, 1950, and recorded in Deed Book UU, page 371, and a portion of the property conveyed in a Deed of Amplification from Inland-Rome Inc. to Mead Coated Board, Inc. dated July 27, 1989, and recorded in Deed Book 57, page 119, in the Deed of Records of the Clerk of the Superior Court of Talbot County, Georgia.

LESS AND EXCEPT all that lot, tract and parcel of land situate, lying and being in Land Lot 259 of the 22nd Land District of Talbot County, Georgia, and being more particularly identified as “25.96 acres” on that certain plat of survey entitled “Plat for A. W. and Sylvia Rozell” prepared by Robert A. Moreland on January 30, 2009, and recorded in Plat Book 241, page 16A, in the Office of the Clerk of the Superior Court of Talbot County,

	1,314.98	1,314.98

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Georgia, which plat by this reference thereto is incorporated herein for a more particular and accurate description of said property excepted herefrom.

ALSO, LESS AND EXCEPT all that tract or parcel of land lying and being in land Lots 226 and 243 of the 22nd Land District of Talbot County, Georgia, and being more particularly described as 169.676 acres on that certain plat of survey recorded in Plat Book 244, page 5, in the Deed Records of the Clerk of Superior Court of Talbot County, Georgia, and being the same property described in a Limited Warranty Deed to Jack Phillips Buchanan from MeadWestvaco Coated Board, Inc. dated June 21, 2010, and recorded in Deed Book 331, page 338, in said Clerk’s Office.

ALSO, LESS AND EXCEPT 14.584 acres, more or less, in Land Lot 243 of the 22nd Land District of Talbot County, Georgia, and being more particularly described in a Limited Warranty Deed from MeadWestvaco Coated Board, Inc. to Georgia Power Company dated March 28, 2005, and recorded in Deed Book 246, page 181, in the Deed Records of the Clerk of Superior Court of Talbot County, Georgia.

Tract Name: COMP 31019B

TA-24

All that tract or parcel of land containing 98.036 acres, more or less, in Land Lots 262 and 263 of the 22nd Land District, in Talbot County, Georgia, and being more particularly shown and described on that certain plat of survey prepared by Georgia Kraft Company dated November 22, 1958, and recorded in Plat Book G, page 326, in the Deed Records of the Clerk of Superior Court of Talbot County, Georgia, which plat by this reference thereto is incorporated herein for a more particular and accurate description of said property.

The above referenced plat indicates a tract of land containing 104.7 Acres, and THERE IS EXCLUDED FROM SAID ACREAGE AND

98.036	98.036

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NOT HEREBY DESCRIBED that certain tract of land conveyed to Georgia Power Company for a right of way in the year 1981 containing 6.64 acres. Said excepted parcel being conveyed by Georgia Kraft Company to Georgia Power Company by Right of Way Deed recorded in Deed Book 37, Page 221, and being more particularly described as follows:

All that tract or parcel of land situate, lying and being in Land Lot 262 of the 22nd Land District of Talbot County, Georgia and being more particularly described as follows: Beginning on the dividing line between Land Lots 262 and 279 at a property corner common to lands of Anne Liz Terry and lands of the Grantor herein; thence from said Point of Beginning South 88° 39’ East along said dividing line 100.00 feet to a point; thence South 01° 21’ West 2885.20 feet to the north right of way line of the Company’s existing right of way line previously acquired on its Bartlett’s Perry-Manchester Transmission Line; thence South 71° 42’ West along said right of way line 106.18 feet to the dividing line between lands of Annie Liz Terry and lands of the Grantor herein; thence North 01° 21’ East along said dividing line 2920.91 feet to the Point of Beginning.

This is the same property described and conveyed in a deed from Holmes S. Chapman to Interstate Land and Improvement Company dated October 16, 1952, and recorded in Deed Book WW, page 248; and a portion of the property conveyed in a Deed of Amplification from Inland-Rome Inc. to Mead Coated Board, Inc. dated July 27, 1989, and recorded in Deed Book 57, page 119, in the Deed Records of the Clerk of Superior Court of Talbot County, Georgia.

Totals	Talbot County, Georgia	1413.016	1413.016

Recap of acres in each county:
	Harris County, Georgia	249.812	249.812
	Talbot County, Georgia	1413.016	1413.016
Totals		1662.828	1662.828

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EXHIBIT B

(Attached to and made a part of
Mining Lease Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project))

MAP OF LEASE AREA

[Attached]

B-1

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EXHIBIT B

Talbot and Harris Counties, Georgia

85
State Hwy 85 Alt
Tramell Mill
Brandee
Old Shiloh
Lakeside
Lakeside
Main
Williams
William Ln William Lane
Perryman
Kings Gap
Pine
Elm
Shiloh
Spring
1st
3rd
4th
2nd
Ashmore
Saint Paul
Talbot
116
Harris
Howard
John Howard
116
DeLoach
71
27
Turkey Roost
Chapman
Don Hendricks
116
116
Ramp
Mountain
City
Porter
Weeding Cherry
Mistletoe
N
0
0.25
0.5
1
Miles
Lease Area
Weyerhaeuser

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EXHIBIT C

(Attached to and made a part of
Mining Lease Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project)

AREA OF INTEREST

The geographic area outside of the Lease Area comprised of the entirety of the following counties, and as depicted on the attached map labeled “Area of Interest”: Harris, Talbot, Meriwether, Upson, Pike, Lamar, Monroe, Jasper, and Jones Counties, Georgia and Lee County, Alabama.

Including, without warranty regarding title, real property owned by Lessor as of the Effective Date within the geographic boundaries of the Area of Interest, depicted and identified as “Weyerhaeuser Properties” on the attached map.

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EXHIBIT C

Counties Included in Area of Interest
Sources: Esri, Garmin, USGS, NPS
Cleburne
Carroll
Fulton
Riverdale
Dekalb
Rockdale
Stockbridge
Newton
Morgan
Clayton
Peachtree City
Fayette
Henry
Randolph
Heard
Coweta
Butts
Jasper
Putnam
Spalding
Troup
Meriwether
Pike
Lamar
Monroe
Jones
Baldwin
West Point Lake
Chambers
Harris
Upson
Talbot
Bibb
Macon
Crawford
Auburn
Lee
ALABAMA
Muscogee
Columbus
Chattahoochee
Taylor
Peach
Warner Robins
Twiggs
Bleckley
Macon
Fort Benning
Marion
Houston
Russell
Schley
Pulaski
Dooly
Sumter
Webster
Wilcox
Crisp
Terrell
Stewart
Eufaula
Quitman
State Park
Flint River
South River
Little River
Yellow River
Oconee National

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EXHIBIT D

(Attached to and made a part of
Mining Lease Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project))

D-1

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EXHIBIT D

(Attached to and made a part of
Mining Lease Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project)) (“Mining Lease”)

PRODUCTION AND BYPRODUCT ROYALTY TERMS AND CONDITIONS

1.0 DEFINITIONS

Unless otherwise defined herein or in the Mining Lease, all capitalized terms shall have the following meanings.

1.1 “ACH” shall have the meaning set forth in Section 4.2.

1.2 “Affiliate” means any person, limited liability company, partnership, joint venture, corporation, or other form of enterprise which directly or indirectly controls, is controlled by or is under common control with a Party, and for the purposes hereof; and “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise, and in the absence of evidence to the contrary, ownership of fifty-one percent (51%) or more of the voting securities of a corporation will constitute “control”.

1.3 “Arm’s Length Transaction” means one between Non-Related Parties in a competitive and open market under conditions requisite to a fair sale, each acting prudently and knowledgeably, and where the selling price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title to the buyer under conditions whereby; (1) the buyer and seller are typically motivated, well informed or advised, and are acting in what they consider their best interest, (2) a reasonable time is allowed for exposure to the market, (3) payment is made in US dollars or in terms of financial arrangements comparable thereto, and (4) the price represents the normal consideration for the material or product sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

1.4 “Byproduct” shall mean minerals other than Rare Earth Elements that are produced in marketable form as a byproduct of mining Rare Earth Elements.

1.5 “Effective Date” shall have the meaning set forth in the introductory paragraph.

1.6 “Fair Market Value” shall have the meaning set forth in Section 3.0.

1.7 “Initial Processing” shall have the meaning set forth in Section 7.0.

1.8 “Lease Area” means the lands and mineral interests owned by Weyerhaeuser included in the Mining Lease and is more particularly described in the attached Exhibit A and depicted in the attached Exhibit B.

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1.9 “Notices” shall have the meaning set forth in Section Error! Reference source not found.

1.10 “Products” means all ores, minerals and mineral and nonmineral resources and substances that can potentially be produced and sold from the Lease Area that contain any Rare Earth Elements, including without limitation substances sold as concentrate, refined product, dore, or direct shipping ore.

1.11 “Quarterly Statement” shall have the meaning set forth in Section 4.1.

1.12 “Rare Earth Elements” means the following chemical elements in the Periodic Table of Elements: lanthanum, cerium, praseodymium, neodymium, promethium, samarium, europium, gadolinium, terbium, dysprosium, holmium, erbium, thulium, ytterbium, lutetium, scandium, and yttrium, whether occurring alone or in combination with one another or other mineral or nonmineral substances.

1.13 “Royalty” shall have the meaning set forth in Section 2.0.

1.14 “Sale” shall have the meaning set forth in Section 4.1.

2.0 GRANT OF PRODUCTION ROYALTY

2.1 Grant of Royalty. Lessee hereby grants and shall pay to Lessor the following royalties (collectively, the “Royalty”):

(a) Production Royalty. Lessee shall pay to Lessor a production royalty for Products produced from the Lease Area, in the amount of five percent (5%) of the weighted average quarterly per short ton (2,000 pounds) Fair Market Value of such Products (“Production Royalty”).

(b) Byproducts Royalty. Lessee shall pay to Lessor a royalty for Byproducts produced from the Lease Area, at a rate of five percent (5%) of the per short ton or other applicable weight, volume or other unit measure Fair Market Value of such Byproduct (“Byproducts Royalty”).

2.2 No Milling Obligation. Lessee may, but is not obligated to, beneficiate, mill, sort, concentrate, refine, smelt, or otherwise process and upgrade any ores, concentrates and other mineral products from the Lease Area.

2.3 No Royalty in Kind. The Royalty is a grant to a share of the proceeds of production from the Lease Area. Lessor shall have no right to take, or elect to take, the Royalty or value of the Royalty in kind by physical delivery of ores, concentrates or Products.

3.0 FAIR MARKET VALUE

3.1 Sale of Products. In the event Lessee sells Products, “Fair Market Value” shall mean the greater of (1) the then current average quarterly selling price of Products, as reported by mineralprices.com or an equivalent publication mutually agreed upon by the Parties, for

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medium-term contract sales of bulk concentrate standard grade products that are being sold by a producer from any processing facility located in the United States in an Arm’s Length Transaction, or (2) the “Gross Sales Price” of Products as defined below.

(a) Gross Sales Price - Arm’s Length. For Arm’s Length Transactions, the Gross Sales Price of Products shall be the price actually charged by Lessee in an Arm’s Length Transaction, including the value of any non-cash consideration, F.O.B. railroad cars, trucks or other transport at the time and place of sale without deduction for selling costs, selling commissions, advertising, credit losses, transportation costs, severance tax or any other taxes that might be hereafter imposed, discounts, or any other deductions whatsoever.

(b) Gross Sales Price - Related Party. If any of the Products mined from the Lease Area shall be sold by Lessee at other than an Arm’s Length Transaction, or consumed on or off the Lease Area without sale by Lessee, or sold to some entity other than a Non-Related Party, then the Gross Sales Price of such Products shall be the greater of (i) the Gross Sales Price of Arm’s Length Transactions completed during the same calendar quarter, or (ii) the Fair Market Value of such Products at the time of sale, or if consumed without sale, at the time of consumption, as determined in (1) above.

The Fair Market Value for Byproducts shall mean and be determined the same as for Products as specified above, except substituting “Byproduct” for “Products” each place where “Products” appears above, and “London Metal Exchange” for “mineralprices.com” where “mineralprices.com” appears above

3.2 Hedging Profits and Losses Not Included in Fair Market Value. Notwithstanding any other provision of this Royalty Agreement, Lessee and Lessor intend and agree that for purposes of determination of the Royalty due hereunder, Fair Market Value shall include the proceeds received by Lessee from the sale and delivery of Product, including delivery made pursuant to a forward sales contract; but shall not include any profits, losses or transaction costs for any futures trading or commodity options trading or any other price hedging, price protection, derivative or speculative arrangements which may involve the possible delivery of Products produced from the Lease Area.

4.0 MANNER OF PAYMENT

4.1 Royalty Payments. Royalties shall accrue at the time of sale of Products from the Lease Area or time that the Product is consumed without sale by Lessee and in the amount as provided in Section 3.0 above. For purposes of this Section 4.1, “Sale” means the date on which Lessee receives payment for the sale of Products. Royalty payments shall become due and payable quarterly on the fifteenth (15th) day of the month following the last day of the calendar quarter in which the same accrue. Royalty payments shall be by check, ACH (as defined below) or wire transfer, and shall be accompanied by a settlement sheet showing the quantities and grades of Products produced from the Lease Area for sale or processing, proceeds of sale, costs, and other pertinent information in sufficient detail to explain the calculation of the Royalty payment (“Quarterly Statement”).

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4.2 Depository Bank. Upon written request of Lessee, Lessor shall designate a bank to act as Lessor’s agent to receive from Lessee all payments payable under the terms hereof, and all such payments may be made by paying or tendering the same to Lessor, or to the bank for Lessor’s credit, which bank shall continue as the depository for all Royalty payments, subject only to the subsequent provisions in this Section 4.2. All charges of such depository bank shall be for Lessor’s account. A single payment or tender to said depository bank shall be made by (i) mailing or by delivering a check, (ii) electronic exchange of funds between accounts held at U.S. financial institutions through the Automated Clearing House network (“ACH”), or (iii) wire transfer, and such a payment shall effectively and for all purposes whatsoever constitute full payment of the amount thereof to Lessor to the same extent as if made directly. In the event Lessor fails to name said bank upon the request of Lessee, or in the event such bank (or any successor bank) should fail, liquidate or be succeeded by another bank, or for any reason fail or refuse to accept royalties, or should Lessor desire to designate another depository bank, then Lessee shall not be held in default for failure to make payment or tender of payments until thirty (30) days after said persons shall deliver to Lessee a proper, recordable instrument naming a bank as agent to receive such payments or tenders.

4.3 Objections to Payments. All Royalty payments shall be considered final and in full satisfaction of all obligations of Lessee with respect thereto unless Lessor gives Lessee written notice describing and setting forth a specific objection to the calculation thereof within ninety (90) days after receipt by Lessor of the Quarterly Statement herein provided for. If Lessor objects to a particular Quarterly Statement as herein provided, Lessor shall, for a period of thirty (30) days after Lessor’s receipt of notice of such objection, have the right to have Lessee’s accounts and records relating to calculation of the Quarterly Statement in question audited by a certified public accountant acceptable to Lessor and to Lessee and subject to mutually acceptable confidentiality protection. Lessee shall account for any deficits or excess in the payment made to Lessor pursuant to the Quarterly Statement in question which may be confirmed by such an audit by adjusting the next Quarterly Statement following completion of such audit to account for such deficits or excess. If the variation between the amount of a particular Royalty payment made to Lessor hereunder as calculated by the audit provided for herein exceeds five percent (5%), Lessee shall pay all costs of such audit. If such variation is five percent (5%) or less, Lessor shall pay all costs of such audit. For the purpose of determining the amount of royalties payable hereunder, all figures, accounts, and records used in connection with the calculation of royalties shall be determined in accordance with generally accepted accounting principles and from accounts maintained by Lessee in connection with its operations of the Lease Area. Failure on the part of Lessor to make a claim on Lessee for adjustment in such 90-day period shall establish the correctness of the particular Quarterly Statement and preclude the filing of exceptions to such Quarterly Statement or making of claims for adjustment to such Quarterly Statement, and in the absence of fraud, Lessor expressly waives any claim or cause of action with respect to such Quarterly Statement.

5.0 COMMINGLING OF ORES

Lessee shall have the right of mixing or commingling, either underground, at the surface, or at the Lease Area, any ores, mine waters, leachates, pregnant liquors, pregnant slurries, or other products or compounds containing minerals mined or extracted from any sources or mining properties with any similar substances derived from other sources, lands or properties; provided that Lessee shall weigh and sample such ores, products or compounds in accordance with sound

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mining and metallurgical practice for moisture and metal content before the same are so mixed or commingled. In computing the Royalty, ownership of the Product shall be allocated between Lease Area ore and other ore on the basis of the metal content and weight of the concentrate from each ore.

6.0 SAMPLING, ASSAY, AND ANALYSIS

Any determination of weight, volume, moisture content, amenability, or pay metal content, and any sampling and analysis shall be made in accordance with sound mining and metallurgical practices and standard sampling and analysis procedures prevailing in the Rare Earth Element mining and milling industry. Lessor shall have the right to have a representative present at the time samples are taken. Lessor shall be furnished at Lessor’s request with a portion of all samples taken for analysis of ore, leachates, pregnant liquors, or pregnant slurries or other compounds or products owned by Lessee processed on or off the Lease Area. Split samples shall by retained by Lessee for later analysis by an independent referee selected by mutual agreement of the parties and, in the event of a dispute concerning Lessee’s assay of samples, Royalty payments shall be based on the assay results determined by the independent referee. All statements or reports wherein Lessee’s assay of samples are set forth shall be conclusively presumed to be true and correct, unless, within sixty (60) days after such statements or reports are delivered to Lessor, Lessor makes written objection thereto and demands an assay by the independent referee; and unless such objection and demand is made within such sixty-day period, Lessee shall have no duty to preserve the split samples after the end of such sixty-day (60) period. The cost of the independent referee shall be paid by the party whose assay shows the greatest variance from that of the independent referee.

7.0 WASTE ROCK, SPOIL AND TAILINGS

Except for the Royalty payable on products provided here or as otherwise provided in the Mining Lease, Lessor shall have no rights, title or interest in all residue or tailings remaining after Initial Processing (defined below) and minerals from the Lease Area, or any subsequent processing of ores, such or other products or compounds of minerals provided, that, if any tailings, residues, waste rock, dumps, spoiled leach materials, or other waste materials are process or reprocessed at any time while the property of Lessee and result in the production of Rare Earth Element Products or Byproducts, such Rare Earth Elements or Byproducts shall be subject to the Royalty and the further terms of this Royalty Agreement. “Initial Processing” shall mean all processing of ores, mine waters, leachates, pregnant liquors, pregnant slurries, or other products or compounds of mineral prior to the time any residue thereof shall be first deposited in a tailings containment facility. Lessee shall not be liable for mineral values lost in mining or processing pursuant to sound mining and metallurgical engineering practices. The Royalty shall be payable only on Products.

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8.0 THIRD PARTY CLAIMS

8.1 Third Party Claims. If any person or entity not a party asserts a claim of ownership in Products or a claim to a share in any mine ores, minerals, waters, leachates, pregnant liquors, pregnant slurries, or other products or compounds of minerals, or a claim for money on account of production of minerals, Lessee at its sole discretion after written notice to Lessor, may suspend its obligation to pay the Royalty, and in lieu thereof may deposit in an interest-bearing account payments equivalent to the Royalty which may otherwise become due Lessor. Such deposit or deposits shall remain in such interest-bearing account until the claim or controversy is resolved or settled by final court decision, by arbitration, negotiation, or otherwise.

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EXHIBIT E

(Attached to and made a part of
Mining Lease Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project))

FORM OF MEMORANDUM OF MINING LEASE AGREEMENT

[Form attached]

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MEMORANDUM OF MINING LEASE

Owner’s Name and Current Mailing Address Weyerhaeuser Company 220 Occidental Ave S Seattle, WA 98104
After recording return to:

This space reserved for recorder’s use.
MEMORANDUM OF MINING LEASE AGREEMENT

NOTICE IS HEREBY GIVEN that Weyerhaeuser Company, a Washington corporation, whose address is 220 Occidental Ave S., Seattle, Washington 98104 (“Lessor”), and South East Metals, LLC, a Virginia limited liability company, whose address is 650 Peter Jefferson Parkway Suite 230, Charlottesville, VA 22911 (“Lessee”), have entered into a Mining Lease Agreement (the “Lease”), dated to be effective as of October 1st, 2020 (the “Effective Date”), with respect to certain lands and mineral interests included in the Lease Area (all as defined in the Lease) and more particularly described in Exhibit A to this Memorandum.

The primary term of the Lease is 15 years from the Effective Date, unless terminated in accordance with the terms of the Lease. The Lease also provides Lessee with the option to extend the Lease beyond the primary term.

The Lease is incorporated herein by this reference and made a part hereof. Copies of the Lease are in the possession of the parties at the addresses identified above. If there is any inconsistency between this Memorandum and the Lease, the Lease shall govern.

Dated this ____ day of____, 20xx but effective as of the Effective Date.

[Signatures and acknowledgements appear on the following pages]

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Weyerhaeuser Company

By:
Name:
Title:

Southeast Metals, LLC

By:
Name:
Title:

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ACKNOWLEDGEMENTS

STATE OF WASHINGTON	)
: ss.
COUNTY OF	)

On this ____ day of _______________, 20xx, personally appeared before me, a Notary Public, in and for the state and county aforesaid, ______________________________, a
______________________________ of Weyerhaeuser Company, a Washington corporation, who acknowledged that he executed the Memorandum of Mining Lease Agreement on behalf of said corporation for the purposes expressed therein.

NOTARY PUBLIC
Residing at:

My commission expires:

STATE OF	)
: ss.
COUNTY OF	)

On this ____ day of _______________, 20xx, personally appeared before me, a Notary Public, in and for the state and county aforesaid, ______________________________, a
______________________________ of Southeast Metals, LLC, a Virginia limited liability company who acknowledged that he executed the Memorandum of Mining Lease Agreement on behalf of said company for the purposes expressed therein.

NOTARY PUBLIC
Residing at:

My commission expires:

E-4

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Exhibit A

Attached to Memorandum of Mining Lease Agreement

Lease Area

[Attached]

E-5

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Exhibit A

State of Georgia

Legal Description	WY-Surface Acres	WY Net Mineral Acres

Harris County:

Tract Name: COMP 31055B

HR 24:

All that tract or parcel of land containing 249.812 acres, more or less, in Land Lots 256, 257, 258, 284 and 285 of the 22nd Land District of Harris County, Georgia, and being more particularly described and shown on that certain plat of survey prepared by Hugh P. Riley dated February 27, 1970, and subsequently revised, said plat being recorded in Plat Book 10, page 146, in the Deed Records of the Clerk of Superior Court of Harris County, Georgia, which plat by this reference thereto is incorporated herein for a more particular and accurate description of said property.

Said tract being more particularly described as follows:

All that tract or parcel of land containing 249.812 acres in Land Lots 256, 257, 258, 284 and 285 of the 22nd Land District of Harris County, Georgia, more particularly described on plat prepared by Hugh P. Riley dated February 27, 1970 and subsequently revised, said plat being recorded in Plat Book 10, Page 146, Deed Records, Harris County, Georgia as follows: Begin at an iron pin located at the common corner of Land Lots 248, 249, 256 and 257 of said district and go thence along the south line of Land Lot 256 North 89° 1’ West 1485.7 feet to a point; thence North 0° 12’ West, 2590.05 feet to a point; thence South 89° 47’ East 1222.45 feet to a point; thence North 0° 17’ West 524.85 feet to a point on the south line of Shiloh Kings Gap Road; thence along said right of way in an easterly direction 1182.10 feet to a point on the northwest line of property now or formerly of Faulkner; thence along said property line South 8° West 510.0 feet to a point; thence South 82° East 96.8 feet to a point; East 96.8 feet to a point; thence South 8° West 275.04 feet to a

	249.812	249.812

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point; thence South 82° East 752.18 feet to a point; thence South 37° 46’ West 279.10 feet to a point; thence South 82° East 276.85 feet to a point; thence South 52° 14’ East 50 feet to a point; thence South 37° 46’ West 76.82 feet to a point; thence South 52° 14’ East 240.0 feet to a point; thence North 37° 46’ East 40.16 feet to a point; thence due East 755.2 feet to a point; thence South 74° 46’ East 571.5 feet to a point; thence South 7° 34’ East 283.6 feet to a point; thence South 88° 48’ East 209.05 feet to a point; thence South 5° 10’ East 433.7 feet to a point; thence North 89° 48’ West 73.5 feet to a point; thence South 9° 2’ West 136.5 feet to a point; thence North 83° 42’ East 128.9 feet to a point; thence South 11° 22’ East 163.45 feet to a point; thence South 5° 37’ East 203.5 feet to a point; thence North 82° 33’ West 247.5 feet to a point; thence South 85° 47’ West 523.2 feet to a point; thence South 81° 22’ West 231.09 feet to a point; thence North 6° 24’ 37” West 140.0 feet to a point; thence North 46° 34’ 19” West 80.9 feet to a point; thence South 81° 37’ 10” West 485.53 feet to a point; thence South 17° 56’ 42” West 435.7 feet to a point on the south line of Land Lot 257; thence along said south land lot line North 89° 38’ West 1926.19 feet to the iron pin and the point of beginning

This is the same property described in a deed from James E. Albright to Georgia Kraft Company dated November 5, 1981, and recorded in Deed Book 107, page 560; and a portion of the property conveyed in a Deed of Amplification from Inland-Rome Inc. to Mead Coated Board, Inc. dated December 14, 1988, and recorded in Deed Book 182, page 472, in the Deed Records of the Clerk of Superior Court of Harris County, Georgia.

And being the same property described in a deed from MeadWestVaco Coated Board, LLC to MWV-Land Sales, Inc. dated October 29, 2010 and recorded December 30, 2010 in Deed Book 1168, Page 50, Harris County, Georgia records.

Totals	Harris County, Georgia	249.812	249.812

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Legal Description	WY-Surface Acres	WY Net Mineral Acres

Talbot County:

Tract Name: COMP 31013, 31019A and

31025A

TA-5A and TA-16

All that tract or parcel of land containing 1525.2 acres, more or less, in Land Lots 224, 225, 226, 243, 244, 245, 246, 259, 260 and 261 of the 22nd Land District of Talbot County, Georgia, and being more particularly shown and described on that certain plat of survey prepared by Georgia Kraft Company dated September 22, 1958, and recorded in Plat Book G, page 310, in the Deed Records of the Clerk of Superior Court of Talbot County, Georgia, which plat by this reference thereto is incorporated herein for a more particular and accurate description of said property.

This is the same property described and conveyed as Tract 1 in a deed from Junction City Manufacturing Company, Inc. to Interstate Land and Improvement Company dated March 9, 1949, and recorded in Deed Book TT, page 474, and the same property described in a deed from S. P. Dixon to Interstate Land and Improvement Company dated July 22, 1950, and recorded in Deed Book UU, page 371, and a portion of the property conveyed in a Deed of Amplification from Inland-Rome Inc. to Mead Coated Board, Inc. dated July 27, 1989, and recorded in Deed Book 57, page 119, in the Deed of Records of the Clerk of the Superior Court of Talbot County, Georgia.

LESS AND EXCEPT all that lot, tract and parcel of land situate, lying and being in Land Lot 259 of the 22nd Land District of Talbot County, Georgia, and being more particularly identified as “25.96 acres” on that certain plat of survey entitled “Plat for A. W. and Sylvia Rozell” prepared by Robert A. Moreland on January 30, 2009, and recorded in Plat Book 241, page 16A, in the Office of the Clerk of the Superior Court of Talbot County,

	1,314.98	1,314.98

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Georgia, which plat by this reference thereto is incorporated herein for a more particular and accurate description of said property excepted herefrom.

ALSO, LESS AND EXCEPT all that tract or parcel of land lying and being in land Lots 226 and 243 of the 22nd Land District of Talbot County, Georgia, and being more particularly described as 169.676 acres on that certain plat of survey recorded in Plat Book 244, page 5, in the Deed Records of the Clerk of Superior Court of Talbot County, Georgia, and being the same property described in a Limited Warranty Deed to Jack Phillips Buchanan from MeadWestvaco Coated Board, Inc. dated June 21, 2010, and recorded in Deed Book 331, page 338, in said Clerk’s Office.

ALSO, LESS AND EXCEPT 14.584 acres, more or less, in Land Lot 243 of the 22nd Land District of Talbot County, Georgia, and being more particularly described in a Limited Warranty Deed from MeadWestvaco Coated Board, Inc. to Georgia Power Company dated March 28, 2005, and recorded in Deed Book 246, page 181, in the Deed Records of the Clerk of Superior Court of Talbot County, Georgia.

Tract Name: COMP 31019B

TA-24

All that tract or parcel of land containing 98.036 acres, more or less, in Land Lots 262 and 263 of the 22nd Land District, in Talbot County, Georgia, and being more particularly shown and described on that certain plat of survey prepared by Georgia Kraft Company dated November 22, 1958, and recorded in Plat Book G, page 326, in the Deed Records of the Clerk of Superior Court of Talbot County, Georgia, which plat by this reference thereto is incorporated herein for a more particular and accurate description of said property.

The above referenced plat indicates a tract of land containing 104.7 Acres, and THERE IS EXCLUDED FROM SAID ACREAGE AND

98.036	98.036

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NOT HEREBY DESCRIBED that certain tract of land conveyed to Georgia Power Company for a right of way in the year 1981 containing 6.64 acres. Said excepted parcel being conveyed by Georgia Kraft Company to Georgia Power Company by Right of Way Deed recorded in Deed Book 37, Page 221, and being more particularly described as follows:

All that tract or parcel of land situate, lying and being in Land Lot 262 of the 22nd Land District of Talbot County, Georgia and being more particularly described as follows: Beginning on the dividing line between Land Lots 262 and 279 at a property corner common to lands of Anne Liz Terry and lands of the Grantor herein; thence from said Point of Beginning South 88° 39’ East along said dividing line 100.00 feet to a point; thence South 01° 21’ West 2885.20 feet to the north right of way line of the Company’s existing right of way line previously acquired on its Bartlett’s Perry-Manchester Transmission Line; thence South 71° 42’ West along said right of way line 106.18 feet to the dividing line between lands of Annie Liz Terry and lands of the Grantor herein; thence North 01° 21’ East along said dividing line 2920.91 feet to the Point of Beginning.

This is the same property described and conveyed in a deed from Holmes S. Chapman to Interstate Land and Improvement Company dated October 16, 1952, and recorded in Deed Book WW, page 248; and a portion of the property conveyed in a Deed of Amplification from Inland-Rome Inc. to Mead Coated Board, Inc. dated July 27, 1989, and recorded in Deed Book 57, page 119, in the Deed Records of the Clerk of Superior Court of Talbot County, Georgia.

Totals	Talbot County, Georgia	1413.016	1413.016

Recap of acres in each county:
	Harris County, Georgia	249.812	249.812
	Talbot County, Georgia	1413.016	1413.016
Totals		1662.828	1662.828

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EXHIBIT F

(Attached to and made a part of
Mining Lease Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project))

GUARANTY AGREEMENT

DATED:	, 20xx
FROM:	XXXXX	(“Guarantor”)
IN FAVOR OF:	WEYERHAEUSER COMPANY, a Washington corporation, and its Affiliates (together, “Weyerhaeuser”) 220 Occidental Ave. S Seattle, Washington 98104
REGARDING:	SOUTHEAST METALS, LLC, a Virginia limited liability company “SEM”) 650 Peter Jefferson Parkway Suite 230, Charlottesville, VA 22911

RECITALS

A. Weyerhaeuser and SEM entered into that certain Mining Lease Agreement of even date herewith (the “Lease”) pursuant to which SEM leases from Weyerhaeuser certain lands and mineral interests in Harris and Talbot Counties, Georgia and more particularly described in the Lease, to which Lease this Agreement is attached as Exhibit F.

B. Guarantor is the parent company of SEM and the execution and delivery of the Lease and SEM’s performance thereunder will benefit Guarantor.

C. As an inducement to Weyerhaeuser to enter into and continue the Lease after Guarantor becoming the parent company of SEM, as more fully described therein, and as a material part of the consideration for the Lease, the undersigned, for good and valuable consideration, hereby agrees as follows:

AGREEMENT

1. INCORPORATION OF RECITALS

The above recitals are true and correct and incorporated herein by this reference.

2. GUARANTY

Guarantor unconditionally and irrevocably guarantees to Weyerhaeuser (i) the full and prompt payment when due or whenever payment may become due under the terms of the Lease, including (without limitation) Annual Rental Payments, Production Royalty, Byproduct Royalty,

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and Area of Interest Royalty Payments (as those terms are defined in the Lease), and all other charges, expenses and costs of every kind or nature, which are or may be due now or in the future under the terms of the Lease, any agreements or documents related to the Lease, or any other transaction between Weyerhaeuser and SEM directly or indirectly related to the Lease; and (ii) the complete and timely performance, fulfillment, satisfaction and observance of all duties, obligations, terms and conditions of the Lease, rules and regulations and related obligations arising by reason of the Lease, and required to be performed, satisfied or observed by SEM. The Lease, and all agreements and documents related to the Lease are hereinafter referred to, collectively, as the “SEM Documents”. Guarantor acknowledges and agrees that one or more of Weyerhaeuser’s Affiliates may be a party to one or more of the SEM Documents; therefore, any and all references to Weyerhaeuser herein shall apply with full force and effect to any Weyerhaeuser Affiliate party to one or more of the SEM Documents.

3. COVERAGE OF GUARANTY

This Guaranty extends to any and all liability which SEM has or may have to Weyerhaeuser by reason of the SEM Documents, or surviving the expiration or early termination of the SEM Documents. This Guaranty extends to failure of payment or performance by any successor or assignee of SEM, and to any extensions or renewals of the SEM Documents and to any term established by reason of the holdover of SEM. This Guaranty shall not be in any way affected by any indulgences granted by Weyerhaeuser to SEM or any modifications or amendments to the SEM Documents granted by Weyerhaeuser. Receipt by Weyerhaeuser of rent or any other payments with knowledge of the breach of any provision of the SEM Documents shall not be deemed a waiver of such breach nor have any effect on this Guaranty.

4. PERFORMANCE GUARANTY

In the event that SEM fails to perform, satisfy or observe the terms and conditions of the SEM Documents, rules and regulations, and related obligations required to be performed, satisfied or observed by SEM, the Guarantor will promptly and fully perform, satisfy and observe the obligation or obligations in the place of SEM. Guarantor shall pay, reimburse and indemnify Weyerhaeuser for any and all damages, costs, expenses, losses and other liabilities arising or resulting from the failure of SEM to perform, satisfy or observe any of the terms and conditions of the SEM Documents, rules and regulations and related obligations.

5. CONTINUING GUARANTY

This Guaranty shall be continuing. Without notice to or further assent from the Guarantor, Weyerhaeuser may waive or modify any of the terms or conditions of the SEM Documents, any rules and regulations or related SEM obligations; or compromise, settle or extend the time of payment of any amount due from SEM or the time of performance of any obligation of SEM. These actions may be taken by Weyerhaeuser without discharging or otherwise affecting the obligations of Guarantor. This Guaranty shall continue to apply to any future lease between Weyerhaeuser and SEM which replaces the original Lease. SEM need not provide Guarantor with any notice of default or demand for payment. Guarantor hereby waives diligence, presentment, demand, all notices (including notice of dishonor, presentment, acceptance and default), and the benefit of any statute of limitations.

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6. SECURITY

This Guaranty shall remain in full force and effect, and the Guarantor shall be fully responsible, without regard to any security deposit or other collateral, for the performance of the terms and conditions of the SEM Documents, or the receipt, disposition, application, or release of any bonding, security deposit or other collateral, now or hereafter held by or for Weyerhaeuser.

7. UNCONDITIONAL OBLIGATIONS

This Guaranty shall not be affected by: (a) the validity or enforceability of any obligation of SEM or Guarantor; (b) any amendment, renewal, waiver, compromise, or new agreement, including but not limited to, the grant of a security interest to Weyerhaeuser by SEM, or interruption in relations between and/or among SEM, Guarantor, and Weyerhaeuser; (c) relief granted pursuant to any statute now or hereafter in force; (d) any setoff, counterclaim or any circumstances which might constitute a defense or discharge of a Guarantor; or (e) any modification of the Lease Area (as defined in the Lease). The liability of Guarantor is direct, immediate, absolute, continuing, unconditional, primary and unlimited. Weyerhaeuser shall not be required to pursue any remedies it may have against SEM, against any other person or entity who is liable (primarily or otherwise) for performance of the SEM Documents, or against any security deposit, bond or other collateral as a condition to enforcement of this Guaranty. Nor shall Guarantor be discharged or released by reason of the discharge or release of SEM, such other person or entity, or any collateral, for any reason, including a discharge in bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the SEM Documents by a trustee, custodian, or other representative in Bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitations of the liability of SEM or any remedy of Weyerhaeuser.

8. BINDING EFFECT; TRANSFER OF OWNERSHIP INTEREST IN LESSEE

This Guaranty is binding upon the Guarantor, its heirs, legal representatives, successors and assigns, and is binding upon and shall inure to the benefit of Weyerhaeuser, its successors and assigns. No assignment or delegation by the Guarantor shall release the Guarantor of its obligations under this Guaranty. Weyerhaeuser may assign this Guaranty in connection with an assignment of Weyerhaeuser’s interest in the SEM Documents, in which event the assignee of Weyerhaeuser shall have the right to enforce this Guaranty as if originally named as “Weyerhaeuser” herein. Guarantor agrees that so long as this Guaranty is in force, Guarantor shall not dispose of its interest in SEM (other than to Guarantor’s Affiliates) without Weyerhaeuser’s consent, which consent shall not be unreasonably withheld, and this Guaranty shall not be discharged, limited, or reduced except upon complete performance of the duties, obligations, and liabilities of SEM guaranteed hereby.

9. MODIFICATIONS

This Guaranty may not be modified orally, but only by a writing signed by both the Guarantor and Weyerhaeuser. Modifications include any waiver, change, discharge, modification, or termination.

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10. ATTORNEY FEES

In the event of litigation to enforce or interpret this Guaranty (including any proceeding that may be brought in the U.S. Bankruptcy Court), the prevailing party shall be entitled to recover, in addition to all other costs, damages, and awards, its reasonable costs and attorney fees, both at and in preparation for trial and any appeal or review (including in connection with any petition for review), such amounts to be set by the court(s) before which the matter is heard.

11. REMEDIES CUMULATIVE

No remedy granted herein to Lessor is intended to be exclusive of any other available remedy or remedies, but each and every remedy granted under this Guaranty shall be cumulative and shall be in addition to every other remedy given under this Guaranty, now or hereafter existing at law or in equity.

12. GOVERNING LAW, VENUE:

This Guaranty shall be interpreted under and enforced in accordance with the laws of the State of Washington. Guarantor, Lessor and Lessee hereby (i) irrevocably submit to the jurisdiction of the courts of the State of Washington and the Federal courts of the United States of America in and for King County, Washington for the purpose of any action or proceeding arising out of this Guaranty; (ii) agree that they will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any court; and (iii) agree that they will not bring any action relating to this Guaranty in any court other than an Washington state court or Federal court in and for King County, Washington. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such party and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding to the addresses of parties listed in any manner permitted by law shall be valid and sufficient service thereof on such party.

13. INSOLVENCY OF SEM

If, as and when SEM or any entity comprising SEM becomes insolvent (defined below), Guarantor shall be deemed to have absolutely waived and released any claim or other right which Guarantor may now or hereafter acquire against SEM that arises from the existence, payment, performance or enforcement of the obligations of Guarantor under this Guaranty, including (without limitation) any right of subrogation, reimbursement, setoff, exoneration, contribution or indemnification, regardless of whether such claim arises in equity or under contract, statute or common law (such rights and claims are hereinafter collectively referred to as “Claims”). Such waiver and release of Claims shall be effective as of the date that SEM becomes insolvent and shall remain in force and effect throughout the period of SEM’s insolvency. As used herein, the term “insolvent” shall have the meaning ascribed to it in the Federal Bankruptcy Code, as amended from time to time (as amended, the “Code”), and shall include any presumption of insolvency mandated by the Code that is not overcome.

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The Guarantor has duly signed this Guaranty Agreement effective on the date and year stated above.

GUARANTOR

South East Metals

By:

Name:
Title:

EXHIBIT G

(Attached to and made a part of
Mining Lease Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project))

FORM OF ROYALTY GRANT AND AGREEMENT

1. Area of Interest Royalty

[Attached]

2. Put Option Royalty

[Attached]

G-1

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EXHIBIT G-1

(Attached to and made a part of
Mining Lease Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project) (“Mining Lease”))

AREA OF INTEREST ROYALTY GRANT AND AGREEMENT

THIS AREA OF INTEREST ROYALTY GRANT AND AGREEMENT (“Royalty Agreement”) is made and entered into effective October 1st, 2020, by and between South East Metals, LLC, a Virginia limited liability company (“SEM” or “Grantor”), the address of which is 650 Peter Jefferson Parkway Suite 230, Charlottesville, Virginia 22911, and Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser” or “Royalty Holder”), the address of which is 220 Occidental Ave. S., Seattle, Washington 98104. Grantor and Royalty Holder are sometimes referred to individually as a “Party” and, collectively, as “Parties”).

RECITALS

A. Weyerhaeuser, as the owner of certain lands and mineral interests located in Harris and Talbot Counties, Georgia, has entered into that certain mining lease dated October 1st, 2020 with SEM for the exploration, development and production of Rare Earth Elements and Products and certain rights of access (the “Mining Lease”), concerning the interests and area included in the Mining Lease, as more particularly described in the Mining Lease (the “Lease Area”).

B. As part of the consideration and terms and conditions associated with the Mining Lease, SEM desires to grant and pay to Weyerhaeuser a non-participating overriding royalty on Products and Byproducts produced by SEM or its successors or assigns from production occurring from each of the property interests within the Area of Interest as defined in Section 1.0 outside the Lease Area (“Outside Lease Area Interest” or “OLA Interest”) situated within the Area of Interest and more particularly described and depicted in Exhibits A and B (“Area of Interest”) under the terms and conditions of this Royalty Agreement.

C. The Parties intend for the rights and obligations in this Royalty Agreement to survive the Mining Lease and remain in effect with respect to the OLA Interest for the duration of any interest of SEM or its successor and assigns in any OLA Interest, and to any Products or Byproducts produced by SEM or its successors and assigns from any OLA Interest, unless earlier terminated by mutual agreement of the Parties.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.0 DEFINITIONS

Unless otherwise defined, all capitalized terms shall have the following meanings.

1.1 “ACH” shall have the meaning set forth in Section 4.1.

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1.2 “Affiliate” means any person, limited liability company, partnership, joint venture, corporation, or other form of enterprise which directly or indirectly controls, is controlled by or is under common control with a Party, and for the purposes hereof; and “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise, and in the absence of evidence to the contrary, ownership of fifty-one percent (51%) or more of the voting securities of a corporation will constitute “control”.

1.3 “Area of Interest” shall mean the geographic area outside the Lease Area in Harris, Talbot, Meriwether, Upson, Pike, Lamar, Monroe, Jasper, and Jones Counties, Georgia and Lee County, Alabama, and is further described and depicted in the attached Exhibits A and B. Exhibit B includes a map depicting, without any warranty regarding title, the location and boundaries of real property owned by Weyerhaeuser within the Area of Interest as of the Effective Date.

1.4 “Arm’s Length Transaction” means one between Non-Related Parties in a competitive and open market under conditions requisite to a fair sale, each acting prudently and knowledgeably, and where the selling price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title to the buyer under conditions whereby; (1) the buyer and seller are typically motivated, well informed or advised, and are acting in what they consider their best interest, (2) a reasonable time is allowed for exposure to the market, (3) payment is made in US dollars or in terms of financial arrangements comparable thereto, and (4) the price represents the normal consideration for the material or product sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

1.5 “Byproduct” shall mean minerals other than Rare Earth Elements that are produced in marketable form as a byproduct of mining Rare Earth Elements.

1.6 “Data” shall mean all factual and interpretative geochemical, geological, geotechnical, engineering, geophysical, metallurgical and resource modeling data (including without limitation ore deposit modeling data), maps, reports and studies, logs of drill holes and Royalty Agreement or the OLA Interest generated or obtained by Grantor, its Affiliates, or independent contractors or consultants as a result of exploration, development and mining of the OLA Interest or collected otherwise, regarding Rare Earth Elements within the Area of Interest, whether in paper, digital or other form.

1.7 “Development” means all preparation (other than Exploration Activities) for the removal and recovery of Products, including but not limited to construction and installation of a mill or any other improvements to be used for the mining, handling, milling, processing, or other beneficiation of Products, and including related Environmental Compliance. Development is strictly limited to the rights included in the OLA Interest.

1.8 “Dollars” or “$” means United States currency.

1.9 “Effective Date” shall have the meaning set forth in the introductory paragraph.

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1.10 “Environmental Compliance” means actions performed during or after operations to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the OLA Interest or other compliance with Environmental Laws.

1.11 “Environmental Laws” means all applicable Laws aimed at reclamation or restoration of the OLA Interest; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

1.12 “Exploration Activities” means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products, including but not limited to sampling, stream sediment sampling, rock chip sampling, mapping, geologic mapping, geophysical surveying, drilling, drilling related activities, and metallurgical testing and related Environmental Compliance. Exploration Activities shall include all activities associated with the preparation of any feasibility study or pre-feasibility study for possible Development of the OLA Interest. Exploration Activities are expressly limited to the rights included in the OLA Interest.

1.13 “Fair Market Value” shall have the meaning set forth in Section 3.0.

1.14 “Initial Processing” shall have the meaning set forth in Section 7.0.

1.15 “Law” or “Laws” means all applicable federal, state and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

1.16 “Lease Area” means the lands and mineral interests owned by Weyerhaeuser included in the Mining Lease.

1.17 “Mining Lease” has the meaning specified in the Recitals.

1.18 “Mining Operations” means the extraction and removal of Products, whether by surface or underground mining methods or any other subsurface or surface methods now existing or later developed, including in situ and heap leaching techniques, and the processing and beneficiation of such Products, together with the use of the surface estate for the purpose of producing and recovering the Products on the OLA Interest, but only to the extent allowed by the mineral and surface estate rights owned by Grantor in the OLA Interest.

1.19 “Non-Related Party” means one that is not a subsidiary, parent or other Affiliate of SEM.

1.20 “Notices” shall have the meaning set forth in Section 10.6.

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1.21 “Outside Lease Area Interest” or “OLA Interest” means any interest in Rare Earth Elements outside the Lease Area that SEM or its successors or assigns currently has or hereafter acquires in the Area of Interest within the time period of any applicable Rule Against Perpetuities, including without limitation any ownership, leasehold, joint venture, operator, working or other contract or real property interest for Rare Earth Element exploration, development, mining or other operations or activities, but excluding any interest acquired from Royalty Holder.

1.22 “Products” means all ores, minerals and mineral and nonmineral resources and substances that can potentially be produced and sold from the OLA Interest that contain any Rare Earth Elements, including without limitation substances sold as concentrate, refined product, dore, or direct shipping ore.

1.23 “Quarterly Statement” shall have the meaning set forth in Section 4.1.

1.24 “Rare Earth Elements” means the following chemical elements in the Periodic Table of Elements: lanthanum, cerium, praseodymium, neodymium, promethium, samarium, europium, gadolinium, terbium, dysprosium, holmium, erbium, thulium, ytterbium, lutetium, scandium, and yttrium, whether occurring alone or in combination with one another or other mineral or nonmineral substances.

1.25 “Royalty” shall have the meaning set forth in Section 2.0.

1.26 “Sale” shall have the meaning set forth in Section 4.1.

2.0 GRANT OF AREA OF INTEREST ROYALTY

2.1 Grant of Royalty. Grantor hereby grants and shall pay to Royalty Holder a nonparticipating overriding royalty of one percent (1%) of Fair Market Value per ton of Products and Byproducts produced from each OLA Interest (the “Royalty”). Grantor agrees to provide Royalty Holder with a list and description of the OLA Interests subject to the Royalty quarterly prior to production from any OLA Interest, and with any applicable payment and Quarterly Statement provided pursuant to Section 4.1 upon commencement of production from any OLA Interest. The Parties further agree that the rights and obligations in this Royalty Agreement shall survive the Mining Lease and remain in effect with respect to the OLA Interest for the duration of any interest of SEM or its successor and assigns in any OLA Interest, and to any Products or Byproducts produced by SEM or its successors and assigns from any OLA Interest, unless earlier terminated by mutual agreement of the Parties.

2.2 Data. Grantor agrees to provide Royalty Holder with all data and information currently in the possession or control of or hereafter acquired by Grantor or its successors or assigns pertaining to Rare Earth Elements Exploration Activities, Development, Mining Operations or related activities in each OLA Interest, to be included as Data subject to the terms and conditions of this Royalty Agreement.

2.3 No Milling Obligation. Grantor may, but is not obligated to, beneficiate, mill, sort, concentrate, refine, smelt, or otherwise process and upgrade any ores, concentrates and other mineral products from any OLA Interest.

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2.4 No Burden on Ores; No Royalty in Kind. The Royalty is a grant to a share of the proceeds of production from each OLA Interest. The Royalty is not intended, and nothing in this Royalty Agreement shall be interpreted, to grant to Royalty Holder any legal or beneficial ownership rights to or a burden upon any ores, concentrates or products located or produced from any OLA Interest. Royalty Holder shall have no right to take, or elect to take, the Royalty or value of the Royalty in kind by physical delivery of ores, concentrates or Products.

3.0 FAIR MARKET VALUE

3.1 Sale of Products. In the event Grantor sells Products, “Fair Market Value” shall mean the greater of (1) the then current average quarterly selling price of Products, as reported by mineralprices.com or an equivalent publication mutually agreed upon by the Parties, for medium-term contract sales of bulk concentrate standard grade products that are being sold by a producer from any processing facility located in the United States in an Arm’s Length Transaction, or (2) the “Gross Sales Price” of Products as defined below.

(a) Gross Sales Price - Arm’s Length. For Arm’s Length Transactions, the Gross Sales Price of Products shall be the price actually charged by Grantor in an Arm’s Length Transaction, including the value of any non-cash consideration, F.O.B. railroad cars, trucks or other transport at the time and place of sale without deduction for selling costs, selling commissions, advertising, credit losses, transportation costs, severance tax or any other taxes that might be hereafter imposed, discounts, or any other deductions whatsoever.

(b) Gross Sales Price - Related Party. If any of the Products mined from an OLA Interest shall be sold by Grantor at other than an Arm’s Length Transaction, or consumed on or off the OLA Interest without sale by Grantor, or sold to some entity other than a Non-Related Party, then the Gross Sales Price of such Products shall be the greater of (i) the Gross Sales Price of Arm’s Length Transactions completed during the same calendar quarter, or (ii) the Fair Market Value of such Products at the time of sale, or if consumed without sale, at the time of consumption, as determined in (1) above.

The Fair Market Value for Byproducts shall mean and be determined the same as for Products as specified above, except substituting “Byproduct” for “Products” each place where “Products” appears above, and “London Metal Exchange” for “mineralprices.com” where “mineralprices.com” appears above

3.2 Hedging Profits and Losses Not Included in Fair Market Value. Notwithstanding any other provision of this Royalty Agreement, Grantor and Royalty Holder intend and agree that for purposes of determination of the Royalty due hereunder, Fair Market Value shall include the proceeds received by Grantor from the sale and delivery of Products, including delivery made pursuant to a forward sales contract; but shall not include any profits, losses or transaction costs for any futures trading or commodity options trading or any other price hedging, price protection, derivative or speculative arrangements which may involve the possible delivery of Products produced from the OLA Interest.

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4.0 MANNER OF PAYMENT

4.1 Royalty Payments. Royalties shall accrue at the time of sale of Products from the OLA Interest or time that the Product is consumed without sale by Grantor and in the amount as provided in Section 3.0 above. For purposes of this Section 4.1, “Sale” means the date on which Grantor receives payment for the sale of Products. Royalty payments shall become due and payable quarterly on the fifteenth (15th) day of the month following the last day of the calendar quarter in which the same accrue. Royalty payments shall be by check, ACH (as defined below) or wire transfer, and shall be accompanied by a settlement sheet showing the quantities and grades of Products produced from the OLA Interest for sale or processing, proceeds of sale, costs, and other pertinent information in sufficient detail to explain the calculation of the Royalty payment (“Quarterly Statement”).

4.2 Depository Bank. Upon written request of Grantor, Royalty Holder shall designate a bank to act as Royalty Holder’s agent to receive from Grantor all payments payable under the terms hereof, and all such payments may be made by paying or tendering the same to Royalty Holder, or to the bank for Royalty Holder’ credit, which bank shall continue as the depository for all Royalty payments, subject only to the subsequent provisions in this Section 4.1. All charges of such depository bank shall be for Royalty Holder’s account. A single payment or tender to said depository bank shall be made by (i) mailing or by delivering a check, (ii) electronic exchange of funds between accounts held at U.S. financial institutions through the Automated Clearing House network (“ACH”), or (iii) wire transfer, and such a payment shall effectively and for all purposes whatsoever constitute full payment of the amount thereof to Royalty Holder to the same extent as if made directly. In the event Royalty Holder fails to name said bank upon the request of Grantor, or in the event such bank (or any successor bank) should fail, liquidate or be succeeded by another bank, or for any reason fail or refuse to accept royalties, or should Royalty Holder desire to designate another depository bank, then Grantor shall not be held in default for failure to make payment or tender of payments until thirty (30) days after said persons shall deliver to Grantor a proper, recordable instrument naming a bank as agent to receive such payments or tenders.

4.3 Objections to Payments. All Royalty payments shall be considered final and in full satisfaction of all obligations of Grantor with respect thereto unless Royalty Holder gives Grantor written notice describing and setting forth a specific objection to the calculation thereof within ninety (90) days after receipt by Royalty Holder of the Quarterly Statement herein provided for. If Royalty Holder objects to a particular Quarterly Statement as herein provided, Royalty Holder shall, for a period of thirty (30) days after Royalty Holder’s receipt of notice of such objection, have the right to have Grantor’s accounts and records relating to calculation of the Quarterly Statement in question audited by a certified public accountant acceptable to Royalty Holder and to Grantor and subject to mutually acceptable confidentiality protection. Grantor shall account for any deficits or excess in the payment made to Royalty Holder pursuant to the Quarterly Statement in question which may be confirmed by such an audit by adjusting the next Quarterly Statement following completion of such audit to account for such deficits or excess. If the variation between the amount of a particular Royalty payment made to Royalty Holder hereunder as calculated by the audit provided for herein exceeds five percent (5%), Grantor shall pay all costs of such audit. If such variation is five percent (5%) or less, Royalty Holder shall pay all costs of such audit. For the purpose of determining the amount of royalties payable hereunder, all figures, accounts, and records used in connection with the calculation of royalties shall be determined in accordance with

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generally accepted accounting principles and from accounts maintained by Grantor in connection with its operations of the OLA Interest. Failure on the part of Royalty Holder to make a claim on Grantor for adjustment in such 90-day period shall establish the correctness of the particular Quarterly Statement and preclude the filing of exceptions to such Quarterly Statement or making of claims for adjustment to such Quarterly Statement, and in the absence of fraud, Royalty Holder expressly waives any claim or cause of action with respect to such Quarterly Statement.

5.0 COMMINGLING OF ORES

Grantor shall have the right of mixing or commingling, either underground, at the surface, or at the OLA Interest, any ores, mine waters, leachates, pregnant liquors, pregnant slurries, or other products or compounds containing minerals mined or extracted from any sources or mining properties with any similar substances derived from other sources, lands or properties; provided that Grantor shall weigh and sample such ores, products or compounds in accordance with sound mining and metallurgical practice for moisture and metal content before the same are so mixed or commingled. In computing the Royalty, ownership of the Product shall be allocated between OLA Interest ore and other ore on the basis of the metal content and weight of the concentrate from each ore.

6.0 SAMPLING, ASSAY, AND ANALYSIS

Any determination of weight, volume, moisture content, amenability, or pay metal content, and any sampling and analysis shall be made in accordance with sound mining and metallurgical practices and standard sampling and analysis procedures prevailing in the Rare Earth Element mining and milling industry. Royalty Holder shall have the right to have a representative present at the time samples are taken. Royalty Holder shall be furnished at Royalty Holder’s request with a portion of all samples taken for analysis of ore, leachates, pregnant liquors, or pregnant slurries or other compounds or products owned by Grantor processed on or off each OLA Interest. Split samples shall by retained by Grantor for later analysis by an independent referee selected by mutual agreement of the parties and, in the event of a dispute concerning Grantor’s assay of samples, Royalty payments shall be based on the assay results determined by the independent referee. All statements or reports wherein Grantor’s assay of samples are set forth shall be conclusively presumed to be true and correct, unless, within sixty (60) days after such statements or reports are delivered to Royalty Holder, Royalty Holder makes written objection thereto and demands an assay by the independent referee; and unless such objection and demand is made within such sixty-day period, Grantor shall have no duty to preserve the split samples after the end of such sixty-day (60) period. The cost of the independent referee shall be paid by the party whose assay shows the greatest variance from that of the independent referee.

7.0 WASTE ROCK, SPOIL AND TAILINGS

Except for the Royalty payable on Products provided herein, Royalty Holder shall have no rights, title or interest in all residue or tailings remaining after Initial Processing (defined below) and minerals from each OLA Interest, or any subsequent processing of ores, such or other products or compounds of minerals; provided, that, if any tailings, residues, waste rock, dumps, spoiled leach materials, or other waste materials are process or reprocessed at any time while the property of Grantor and result in the production of Rare Earth Element Products or Byproducts, such Rare

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Earth Element Products or Byproducts shall be subject to the Royalty and the further terms of this Royalty Agreement. “Initial Processing” shall mean all processing of ores, mine waters, leachates, pregnant liquors, pregnant slurries, or other products or compounds of mineral prior to the time any residue thereof shall be first deposited in a tailings containment facility. Grantor shall not be liable for mineral values lost in mining or processing pursuant to sound mining and metallurgical engineering practices. The Royalty shall be payable only on Products and Byproducts.

8.0 ACCESS TO OLA INTEREST

Subject to the confidentiality provisions of this Royalty Agreement, any consent required from any landowner or other third party, and all health and safety requirement imposed by Grantor, Royalty Holder and its representatives shall, at their sole risk and expense, upon reasonable advance notice to and prior approval from Grantor have access to operations conducted by or on behalf of Grantor on each OLA Interest for the purposes of viewing or inspecting the same, provided that Royalty Holder and its representatives shall indemnify Grantor or any claims, losses or damages that arise out of or result from Royalty Holder’s presence or activities at each OLA Interest.

9.0 CONFIDENTIALITY

9.1 Confidentiality of Royalty Agreement. Except as provided in Section 10.2 and Section 10.10, neither Party may disclose the terms of this Royalty Agreement to a third party without the prior written consent of the other Party, which consent shall be at the other Party’s sole discretion; provided that either Party may make such disclosures as, in the opinion of its counsel, are required by any applicable Law, stock exchange rule, existing contract, or legal process; provided, however, that in such a case the disclosing Party shall promptly notify the other Party of such request or requirement, so that the other Party may seek an appropriate protective order or waive compliance with this Royalty Agreement. In the absence of a protective order or the receipt of a waiver, the disclosing Party will give the other Party written notice (unless prohibited by law) of the information to be disclosed, as far in advance as practicable, and exercise all reasonable efforts to obtain reliable assurance that confidential treatment shall be afforded to that information.

10.0 GENERAL

10.1 Time Is of the Essence. Time is of the essence for each and every provision of this Royalty Agreement.

10.2 Applicable Law. To the maximum extent provided by law, this Royalty Agreement shall be construed and interpreted according to, and governed by, the laws of the State of Georgia and federal law as may be applicable, regardless of the choice of law principles that may apply.

Each of the Parties hereby (i) irrevocably submits to the jurisdiction of the courts of the State of Georgia and the Federal courts of the United States of America in and for Fulton County, Georgia for the purpose of any action or proceeding arising out of this Royalty Agreement or any of the transactions contemplated by this Royalty Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Royalty Agreement or any of the

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transactions contemplated by this Royalty Agreement in any court other than a Georgia state court or Federal court in and for Fulton County, Georgia. Each of the Parties hereby consents to and grants any such court jurisdiction over the person of such Party and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.6, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof on such Party. Each Party hereby acknowledges and agrees that any controversy that may arise under this Royalty Agreement is likely to involve complicated and difficult issues, and therefore such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect to any litigation directly or indirectly arising out of or relating to this Royalty Agreement or any of the ancillary agreements, or the breach, termination or validity of this Royalty Agreement or any of the ancillary agreements, or the transactions contemplated hereby or thereby. Each Party hereby certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) such Party understands and has considered the implications of this waiver, (iii) such Party makes this waiver voluntarily, and (iv) such Party has been induced to enter into this Royalty Agreement and each of the ancillary agreements by, among other things, the mutual waivers and certifications set forth in this section.

10.3 Waiver. Failure of either Party to insist upon the strict performance of any of the terms and conditions hereof, or failure to exercise any rights or remedies provided herein or by law, or to notify the other Party in the event of breach, shall not release the other Party of any of its obligations under this Royalty Agreement, nor shall any purported oral modification or rescission of this Royalty Agreement by either Party operate as a waiver of any of the terms hereof. No waiver by either Party of any breach, default, or violation of any term, warranty, representation, agreement, covenant, right, condition, or provision hereof shall constitute waiver of any subsequent breach, default, or violation of the same or other term, warranty, representation, agreement, covenant, right, condition, or provision.

10.4 Rule Against Perpetuities. The Parties do not intend that there shall be any violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Real Property, or any similar rule. Accordingly, if any right or option to acquire any interest in any real property exists under this Royalty Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the provisions of this Royalty Agreement shall be revised in such a way as to approximate most closely the intent of the Parties within the limits permissible under such rules.

10.5 Severability. If any provision of this Royalty Agreement is held to be invalid or unenforceable, such provision shall not affect or invalidate the remainder of this Royalty Agreement, and to this end the provisions of this Royalty Agreement are declared to be severable. If such invalidity becomes known or apparent to the Parties, the Parties agree to negotiate promptly in good faith in an attempt to amend such provision as nearly as possible to be consistent with the intent of this Royalty Agreement.

10.6 Notices. All notices under this Royalty Agreement (“Notices”), shall be written and given by personal hand delivery, messenger service, overnight courier for next-day delivery, by

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confirmed facsimile transmission, by certified U.S. mail, postage prepaid, or email with receipt confirmation, and shall be addressed respectively as follows:

If to Grantor:
ATTN: Kermit Anderson
South East Metals, LLC
650 Peter Jefferson Parkway Suite 230
Charlottesville, Virginia 22911
Phone:	434 245 1151
E-mail:

If to Royalty Holder:
ATTN: David Boyer
Weyerhaeuser Company
220 Occidental Ave. S.
Seattle, Washington 98104
Phone:	206 539 4423
E-mail:

All notices shall be effective upon actual receipt if received during the normal business hours of the receiving Party or on the next normal business day of the receiving Party if delivered other than during normal business hours. A Party may change the place to which notice is to be delivered, by giving written notice to the other Party in accordance with this Section 10.6.

10.7 Integrated Agreement; Modification. This Royalty Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter and supersedes all prior negotiations and representations. This Royalty Agreement may not be modified except in writing signed by the Parties hereto.

10.8 Relationship of Parties. Nothing contained in this Royalty Agreement shall be deemed to constitute either Party being the partner of the other or, except as otherwise expressly provided, to constitute either Party being the agent or legal representative of the other or to create any fiduciary relationship between them. It is not the intention of the Parties to create, nor shall this Royalty Agreement be construed to create, any mining, commercial or other partnership or association. Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein, and any liabilities hereunder shall be several and not joint.

10.9 Assignment.

(a) No Assignment by Grantor Without Royalty Holder’s Consent. Except as provided in Section 10.9(b), Grantor shall not assign any portion of its interest in this Royalty Agreement without Royalty Holder’s prior written consent, in its sole discretion; provided that Grantor may assign or transfer its interest, in whole or in part, in this Royalty Agreement to a third party in conjunction with assignment or transfer of an assignment to the same third party of

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Grantor’s interest in the OLA Interest to which the assignment of the Royalty Agreement interest applies, or in any security assignment or transfer in favor of any lender without the prior consent of the Royalty Holder provided that (a) Grantor provides written notice of such assignment within thirty (30) days of such assignment in accordance with Section 10.6, and (b) the assignee agrees in writing to accept all terms, conditions, and obligations of this Royalty Agreement. Royalty Holder may consider any attempted assignment requiring Royalty Holder’s consent herein that is completed without such consent to be void. Unless otherwise agreed, Grantor guarantees prompt performance of all obligations under this Royalty Agreement notwithstanding any prior assignment of its interest.

(b) Assignment to an Affiliate. Notwithstanding the provisions in Section 10.9(a), Grantor shall have the right to sell, assign, transfer or otherwise dispose of all or any portion of its interest in this Royalty Agreement to an Affiliate of Grantor; provided that (i) Grantor provides Royalty Holder written notice of such intent at least thirty (30) days in advance of such assignment; (ii) the Affiliate agrees in writing to accept all terms, conditions, and obligations of this Royalty Agreement; (iii) any such assignment to an Affiliate shall be in conjunction with an assignment to the same Affiliate of Grantor’s rights in the OLA Interest to which the assignment of the Royalty Agreement interest applies; and (iv) Grantor and any guarantor shall remain liable under this Royalty Agreement.

10.10 Further Assurances. Each Party hereto shall take such actions and execute such documents reasonably requested by any other Party hereto to enable such requesting party to enjoy the intended rights and benefits hereof. The Parties agree that at Royalty Holder’s election, the Parties shall record this agreement or a memorandum in a form acceptable to both Parties with respect to any OLA Interests to which the Royalty applies.

10.11 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties and their successors or assigns, any rights or remedies under or by reason of this Royalty Agreement.

10.12 Attorneys’ Fees. Should any legal action or proceeding of any nature whatsoever (including any proceeding under the U.S. Bankruptcy Code) be commenced by either Party in order to enforce this Royalty Agreement or any provision hereof, or in connection with any alleged dispute, breach, default, or misrepresentation in connection with any provision herein contained, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs incurred in connection with such action or proceeding, including costs of pursuing or defending any legal action, including, without limitation, any appeal, discovery or negotiation and preparation of settlement arrangements, in addition to such other relief as may be granted.

10.13 Binding Effect. The provisions of this Royalty Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

10.14 Counterparts. This Royalty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Each Party may rely upon the signature of each other Party on this Royalty Agreement that is transmitted by facsimile or email as constituting a duly authorized, irrevocable, actual, current delivery of this Royalty Agreement with the original ink

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signature of the transmitting Party. This Royalty Agreement shall become effective and in full force only when duly and properly executed, authorized and delivered by the Parties hereto.

[Signatures appear on the following page]

IN WITNESS WHEREOF, Grantor and Royalty Holder have executed this Royalty Agreement effective as of the Effective Date.

GRANTOR Southeast Metals, LLC
By:
Name:
Title:
Date Executed:
ROYALTY HOLDER: Weyerhaeuser Company
By:
Name:
Title:
Date Executed:

EXHIBIT A

(Attached to and made a part of
Royalty Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project))

AREA OF INTEREST DESCRIPTION

[Attached]

The geographic area outside of the Lease Area comprised of the entirety of the following counties, and as depicted on the attached map labeled “Area of Interest”: Harris, Talbot, Meriwether, Upson, Pike, Lamar, Monroe, Jasper, and Jones Counties, Georgia and Lee County, Alabama.

Including, without warranty regarding title, real property owned by Lessor as of the Effective Date within the geographic boundaries of the Area of Interest, depicted and identified as “Weyerhaeuser Properties” on the attached map.

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EXHIBIT B

(Attached to and made a part of
Royalty Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project))

MAP OF AREA OF INTEREST

[Attached]

EXHIBIT B

Counties Included in Area of Interest
Cleburne
Carroll
Fulton
Riverdale
Clayton
Stockbridge
Rockdale
Newton
Morgan
Dekalb
Peachtree City
Fayette
Henry
Heard
Coweta
Randolph
Butts
Jasper
Putnam
Spalding
Troup
Meriwether
Pike
Lamar
Monroe
Jones
Baldwin
West Point Lake
Upson
Chambers
Harris
Talbot
Bibb
Macon
Crawford
Flint River
Auburn
Lee
ALABAMA
Muscogee
Columbus
Chattahoochee
Taylor
Peach
Warner Robins
Twiggs
Macon
Marion
Fort Benning
Russell
Schley
Houston
Bleckley
Pulaski
Dooly
Sumter
Webster
Wilcox
Crisp
Terrell
Stewart
Quitman
Eufaula
State Park
Oconee National
Little River
South River
Yellow River
Sources: Esri, Garmin, USGS, NPS

EXHIBIT G-2

(Attached to and made a part of
Mining Lease Agreement dated effective October 1st, 2020
(Georgia Rare Earth Project) (“Mining Lease”))

ROYALTY GRANT AND AGREEMENT

THIS ROYALTY GRANT AND AGREEMENT (“Royalty Agreement”) is made and entered into effective , 20__, by and between South East Metals, LLC, a Virginia limited liability company (“SEM” or “Grantor”), the address of which is 650 Peter Jefferson Parkway Suite 230, Charlottesville, Virginia 22911, and Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser” or “Royalty Holder”), the address of which is 220 Occidental Ave. S., Seattle, Washington 98104. Grantor and Royalty Holder are sometimes referred to individually as a “Party” and, collectively, as “Parties”).

RECITALS

A. Weyerhaeuser, as the owner of certain lands and mineral interests located in Harris and Talbot Counties, Georgia, entered into that certain mining lease dated October 1st, 2020 with SEM for the exploration, development and production of Rare Earth Elements and Products, Byproducts and certain rights of access (the “Mining Lease”), concerning the interests and area included in the Mining Lease, as more particularly described in the Mining Lease (the “Lease Area”).

B. Pursuant to the Mining Lease, SEM has identified a portion of the Lease Area for the site of milling, processing, refining, waste dump, heap leaching or tailings ponds sites as more particularly described in Exhibit A attached hereto (“Processing Facilities Area”), and Weyerhaeuser has decided to sell and convey the Processing Facilities Area to SEM and has also elected to receive a non-participating overriding royalty on any Products or Byproducts mined, produced and severed from the Processing Facilities Area.

C. Accordingly, SEM desires to grant and pay to Weyerhaeuser a non-participating overriding royalty on any Products or Byproducts mined, produced and severed from the Processing Facilities Area equal to the same Production Royalty and Byproducts Royalty that Weyerhaeuser would have received under the Mining Lease if the Mining Lease were still in effect for the lands conveyed to SEM.

D. The Parties intend for the rights and obligations in this Royalty Agreement to survive the Mining Lease and remain in effect and run with the land with respect to the Processing Facilities Area, unless and until terminated by mutual agreement of the Parties.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.0 DEFINITIONS

Unless otherwise defined, all capitalized terms shall have the following meanings.

1.1 “ACH” shall have the meaning set forth in Section 4.2.

1.2 “Affiliate” means any person, limited liability company, partnership, joint venture, corporation, or other form of enterprise which directly or indirectly controls, is controlled by or is under common control with a Party, and for the purposes hereof; and “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise, and in the absence of evidence to the contrary, ownership of fifty-one percent (51%) or more of the voting securities of a corporation will constitute “control”.

1.3 “Arm’s Length Transaction” means one between Non-Related Parties in a competitive and open market under conditions requisite to a fair sale, each acting prudently and knowledgeably, and where the selling price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title to the buyer under conditions whereby; (1) the buyer and seller are typically motivated, well informed or advised, and are acting in what they consider their best interest, (2) a reasonable time is allowed for exposure to the market, (3) payment is made in US dollars or in terms of financial arrangements comparable thereto, and (4) the price represents the normal consideration for the material or product sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

1.4 “Byproduct” shall mean minerals other than Rare Earth Elements that are produced in marketable form as a byproduct of mining Rare Earth Elements.

1.5 “Data” shall mean all factual and interpretative geochemical, geological, geotechnical, engineering, geophysical, metallurgical and resource modeling data (including without limitation ore deposit modeling data), maps, reports and studies, logs of drill holes and results of assaying and sampling, and environmental data collected for permitting pertaining to the Royalty Agreement or the Processing Facilities Area generated or obtained by Grantor, its Affiliates, or independent contractors or consultants as a result of exploration, development and mining of the Processing Facilities Area or collected otherwise, regarding Rare Earth Elements within the Processing Facilities Area, whether in paper, digital or other form.

1.6 “Dollars” or “$” means United States currency.

1.7 “Effective Date” shall have the meaning set forth in the introductory paragraph.

1.8 “Fair Market Value” shall have the meaning set forth in 3.0.

1.9 “Initial Processing” shall have the meaning set forth in Section 7.0.

1.10 “Law” or “Laws” means all applicable federal, state and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders,

directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

1.11 “Mining Lease” has the meaning specified in the Recitals.

1.12 “Non-Related Party” means one that is not a subsidiary, parent or other Affiliate of SEM.

1.13 “Notices” shall have the meaning set forth in Section 10.6.

1.14 “Processing Facilities Area” has the meaning specified in the Recitals.

1.15 “Products” means all ores, minerals and mineral and nonmineral resources and substances that can potentially be produced and sold from the Processing Facilities Area that contain any Rare Earth Elements, including without limitation substances sold as concentrate, refined product, dore, or direct shipping ore.

1.16 “Quarterly Statement” shall have the meaning set forth in Section 4.1.

1.17 “Rare Earth Elements” means the following chemical elements in the Periodic Table of Elements: lanthanum, cerium, praseodymium, neodymium, promethium, samarium, europium, gadolinium, terbium, dysprosium, holmium, erbium, thulium, ytterbium, lutetium, scandium, and yttrium, whether occurring alone or in combination with one another or other mineral or nonmineral substances.

1.18 “Royalty” shall mean the Royalty as defined in Section 2.0.

1.19 “Sale” shall have the meaning set forth in Section 4.1.

2.0 GRANT OF ROYALTY

2.1 Grant of Royalty. Grantor hereby grants and shall pay to Royalty Holder the following non-participating production royalties (collectively, the “Royalty”):

(a) Production Royalty. Grantor shall pay to Royalty Holder a royalty in the amount of five percent (5%) of the weighted average quarterly per short ton (2,000 pounds) Fair Market Value of such Products produced from the Processing Facilities Area (“Production Royalty”).

(b) Byproducts Royalty. Grantor shall pay to Royalty Holder a royalty for Byproducts produced from the Processing Facilities Area, at a rate of five percent (5%) of the per short ton or other applicable weight, volume or other unit measure Fair Market Value of such Byproduct (“Byproducts Royalty”).

The Parties further agree that the rights and obligations in this Royalty Agreement shall survive the Mining Lease and remain in effect and run with the land with respect to the Processing Facilities Area unless and until terminated by mutual agreement of the Parties.

2.2 No Royalty in Kind. The Royalty is a grant to a share of the proceeds of production from the Processing Facilities Area. Royalty Holder shall have no right to take, or elect to take, the Royalty or value of the Royalty in kind by physical delivery of ores, concentrates or Products or Byproducts.

3.0 FAIR MARKET VALUE

3.1 Sale of Products. In the event Grantor sells Products, “Fair Market Value” shall mean the greater of (1) the then current average quarterly selling price of Products, as reported by mineralprices.com or an equivalent publication mutually agreed upon by the Parties, for medium-term contract sales of bulk concentrate standard grade products that are being sold by a producer from any processing facility located in the United States in an Arm’s Length Transaction, or (2) the “Gross Sales Price” of Products as defined below.

(a) Gross Sales Price - Arm’s Length. For Arm’s Length Transactions, the Gross Sales Price of Products shall be the price actually charged by Grantor in an Arm’s Length Transaction, including the value of any non-cash consideration, F.O.B. railroad cars, trucks or other transport at the time and place of sale without deduction for selling costs, selling commissions, advertising, credit losses, transportation costs, severance tax or any other taxes that might be hereafter imposed, discounts, or any other deductions whatsoever.

(b) Gross Sales Price - Related Party. If any of the Products mined from the Processing Facilities Area shall be sold by Grantor at other than an Arm’s Length Transaction, or consumed on or off the Processing Facilities Area without sale by Grantor, or sold to some entity other than a Non-Related Party, then the Gross Sales Price of such Products shall be the greater of (i) the Gross Sales Price of Arm’s Length Transactions completed during the same calendar quarter, or (ii) the Fair Market Value of such Products at the time of sale, or if consumed without sale, at the time of consumption, as determined in (1) above.

3.2 Sale of Byproducts. The Fair Market Value for Byproducts shall mean and be determined the same as for Products as specified above in Section 3.1, except substituting “Byproduct” for “Products” each place where “Products” appears above, and “London Metal Exchange” for “mineralprices.com” where “mineralprices.com” appears above in Section 3.1.

3.3 Hedging Profits and Losses Not Included in Fair Market Value. Notwithstanding any other provision of this Royalty Agreement, Grantor and Royalty Holder intend and agree that for purposes of determination of the Royalty due hereunder, Fair Market Value shall include the proceeds received by Grantor from the sale and delivery of Product or Byproducts, including delivery made pursuant to a forward sales contract; but shall not include any profits, losses or transaction costs for any futures trading or commodity options trading or any other price hedging, price protection, derivative or speculative arrangements which may involve the possible delivery of Products or Byproducts produced from the Processing Facilities Area.

4.0 MANNER OF PAYMENT

4.1 Royalty Payments. Royalties shall accrue at the time of sale of Products or Byproducts from the Processing Facilities Area or time that the Product or Byproduct is consumed without sale by Grantor and in the amount as provided in Section 3.0 above. For purposes of this

Section 4.1, “Sale” means the date on which Grantor receives payment for the sale of Products or Byproducts. Royalty payments shall become due and payable quarterly on the fifteenth (15th) day of the month following the last day of the calendar quarter in which the same accrue. Royalty payments shall be by check, ACH (as defined below) or wire transfer, and shall be accompanied by a settlement sheet showing the quantities and grades of Products or Byproducts produced from the Processing Facilities Area for sale or processing, proceeds of sale, costs, and other pertinent information in sufficient detail to explain the calculation of the Royalty payment (“Quarterly Statement”).

4.2 Depository Bank. Upon written request of Grantor, Royalty Holder shall designate a bank to act as Royalty Holder’s agent to receive from Grantor all payments payable under the terms hereof, and all such payments may be made by paying or tendering the same to Royalty Holder, or to the bank for Royalty Holder’ credit, which bank shall continue as the depository for all Royalty payments, subject only to the subsequent provisions in this Section 4.2. All charges of such depository bank shall be for Royalty Holder’s account. A single payment or tender to said depository bank shall be made by (i) mailing or by delivering a check, (ii) electronic exchange of funds between accounts held at U.S. financial institutions through the Automated Clearing House network (“ACH”), or (iii) wire transfer, and such a payment shall effectively and for all purposes whatsoever constitute full payment of the amount thereof to Royalty Holder to the same extent as if made directly. In the event Royalty Holder fails to name said bank upon the request of Grantor, or in the event such bank (or any successor bank) should fail, liquidate or be succeeded by another bank, or for any reason fail or refuse to accept royalties, or should Royalty Holder desire to designate another depository bank, then Grantor shall not be held in default for failure to make payment or tender of payments until thirty (30) days after said persons shall deliver to Grantor a proper, recordable instrument naming a bank as agent to receive such payments or tenders.

4.3 Objections to Payments. All Royalty payments shall be considered final and in full satisfaction of all obligations of Grantor with respect thereto unless Royalty Holder gives Grantor written notice describing and setting forth a specific objection to the calculation thereof within ninety (90) days after receipt by Royalty Holder of the Quarterly Statement herein provided for. If Royalty Holder objects to a particular Quarterly Statement as herein provided, Royalty Holder shall, for a period of thirty (30) days after Royalty Holder’s receipt of notice of such objection, have the right to have Grantor’s accounts and records relating to calculation of the Quarterly Statement in question audited by a certified public accountant acceptable to Royalty Holder and to Grantor and subject to mutually acceptable confidentiality protection. Grantor shall account for any deficits or excess in the payment made to Royalty Holder pursuant to the Quarterly Statement in question which may be confirmed by such an audit by adjusting the next Quarterly Statement following completion of such audit to account for such deficits or excess. If the variation between the amount of a particular Royalty payment made to Royalty Holder hereunder as calculated by the audit provided for herein exceeds five percent (5%), Grantor shall pay all costs of such audit. If such variation is five percent (5%) or less, Royalty Holder shall pay all costs of such audit. For the purpose of determining the amount of royalties payable hereunder, all figures, accounts, and records used in connection with the calculation of royalties shall be determined in accordance with generally accepted accounting principles and from accounts maintained by Grantor in connection with its operations of the Processing Facilities Area. Failure on the part of Royalty Holder to make a claim on Grantor for adjustment in such 90-day period shall establish the correctness of the particular Quarterly Statement and preclude the filing of exceptions to such Quarterly Statement or making of claims for adjustment to such Quarterly Statement, and in the absence of fraud, Royalty Holder expressly waives any claim or cause of action with respect to such Quarterly Statement.

5.0 COMMINGLING OF ORES

Grantor shall have the right of mixing or commingling, either underground, at the surface, or at the Processing Facilities Area, any ores, mine waters, leachates, pregnant liquors, pregnant slurries, or other products or compounds containing minerals mined or extracted from any sources or mining properties with any similar substances derived from other sources, lands or properties; provided that Grantor shall weigh and sample such ores, products or compounds in accordance with sound mining and metallurgical practice for moisture and metal content before the same are so mixed or commingled. In computing the Royalty, ownership of the Product or Byproduct shall be allocated between Processing Facilities Area ore and other ore on the basis of the metal content and weight of the concentrate from each ore.

6.0 SAMPLING, ASSAY, AND ANALYSIS

Any determination of weight, volume, moisture content, amenability, or pay metal content, and any sampling and analysis shall be made in accordance with sound mining and metallurgical practices and standard sampling and analysis procedures prevailing in the Rare Earth Element mining and milling industry. Royalty Holder shall have the right to have a representative present at the time samples are taken. Royalty Holder shall be furnished at Royalty Holder’s request with a portion of all samples taken for analysis of ore, leachates, pregnant liquors, or pregnant slurries or other compounds or products owned by Grantor processed on or off the Processing Facilities Area. Split samples shall by retained by Grantor for later analysis by an independent referee selected by mutual agreement of the parties and, in the event of a dispute concerning Grantor’s assay of samples, Royalty payments shall be based on the assay results determined by the independent referee. All statements or reports wherein Grantor’s assay of samples are set forth shall be conclusively presumed to be true and correct, unless, within sixty (60) days after such statements or reports are delivered to Royalty Holder, Royalty Holder makes written objection thereto and demands an assay by the independent referee; and unless such objection and demand is made within such sixty-day period, Grantor shall have no duty to preserve the split samples after the end of such sixty-day (60) period. The cost of the independent referee shall be paid by the party whose assay shows the greatest variance from that of the independent referee.

7.0 WASTE ROCK, SPOIL AND TAILINGS

Except for the Royalty payable on Products or Byproducts provided herein, Royalty Holder shall have no rights, title or interest in all residue or tailings remaining after Initial Processing (defined below) and minerals from the Processing Facilities Area, or any subsequent processing of ores, such or other products or compounds of minerals provided, that, if any tailings, residues, waste rock, dumps, spoiled leach materials, or other waste materials are process or reprocessed at any time while the property of Grantor and result in the production of Rare Earth Element Products or Byproducts, such Rare Earth Elements Products or Byproducts shall be subject to the Royalty and the further terms of this Royalty Agreement. “Initial Processing” shall mean all processing of ores, mine waters, leachates, pregnant liquors, pregnant slurries, or other products or compounds of mineral prior to the time any residue thereof shall be first deposited in a tailings containment facility. Grantor shall not be liable for mineral values lost in mining or processing pursuant to sound mining and metallurgical engineering practices. The Royalty shall be payable only on Products and Byproducts.

8.0 ACCESS TO PROCESSING FACILITIES AREA

Subject to the confidentiality provisions of this Royalty Agreement and all health and safety requirement imposed by Grantor, Royalty Holder and its representatives shall, at their sole risk and expense, upon reasonable advance notice to and prior approval from Grantor have access to operations conducted by or on behalf of Grantor on the Processing Facilities Area for the purposes of viewing or inspecting the same, provided that Royalty Holder and its representatives shall indemnify Grantor or any claims, losses or damages that arise out of or result from Royalty Holder’s presence or activities at the Processing Facilities Area.

9.0 CONFIDENTIALITY

9.1 Confidentiality of Royalty Agreement. Except as provided in Section 10.2 and Section 10.10, neither Party may disclose the terms of this Royalty Agreement to a third party without the prior written consent of the other Party, which consent shall be at the other Party’s sole discretion; provided that either Party may make such disclosures as, in the opinion of its counsel, are required by any applicable Law, stock exchange rule, existing contract, or legal process; provided, however, that in such a case the disclosing Party shall promptly notify the other Party of such request or requirement, so that the other Party may seek an appropriate protective order or waive compliance with this Royalty Agreement. In the absence of a protective order or the receipt of a waiver, the disclosing Party will give the other Party written notice (unless prohibited by law) of the information to be disclosed, as far in advance as practicable, and exercise all reasonable efforts to obtain reliable assurance that confidential treatment shall be afforded to that information.

10.0 GENERAL

10.1 Time Is of the Essence. Time is of the essence for each and every provision of this Royalty Agreement.

10.2 Applicable Law. To the maximum extent provided by law, this Royalty Agreement shall be construed and interpreted according to, and governed by, the laws of the State of Georgia and federal law as may be applicable, regardless of the choice of law principles that may apply.

Each of the Parties hereby (i) irrevocably submits to the jurisdiction of the courts of the State of Georgia and the Federal courts of the United States of America in and for Fulton County, Georgia for the purpose of any action or proceeding arising out of this Royalty Agreement or any of the transactions contemplated by this Royalty Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Royalty Agreement or any of the transactions contemplated by this Royalty Agreement in any court other than a Georgia state court or Federal court in and for Fulton County, Georgia. Each of the Parties hereby consents to and grants any such court jurisdiction over the person of such Party and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.6, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof on such Party. Each Party hereby acknowledges and agrees that any controversy that may arise under this Royalty Agreement is likely to involve complicated and difficult issues, and therefore such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect to any litigation directly or indirectly arising out of or relating to this Royalty Agreement or any of the ancillary agreements, or the breach, termination or validity of this Royalty Agreement or any of the ancillary agreements, or the transactions contemplated hereby or thereby. Each Party hereby certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) such Party understands and has considered the implications of this waiver, (iii) such Party makes this waiver voluntarily, and (iv) such Party has been induced to enter into this Royalty Agreement and each of the ancillary agreements by, among other things, the mutual waivers and certifications set forth in this section.

10.3 Waiver. Failure of either Party to insist upon the strict performance of any of the terms and conditions hereof, or failure to exercise any rights or remedies provided herein or by law, or to notify the other Party in the event of breach, shall not release the other Party of any of its obligations under this Royalty Agreement, nor shall any purported oral modification or rescission of this Royalty Agreement by either Party operate as a waiver of any of the terms hereof. No waiver by either Party of any breach, default, or violation of any term, warranty, representation, agreement, covenant, right, condition, or provision hereof shall constitute waiver of any subsequent breach, default, or violation of the same or other term, warranty, representation, agreement, covenant, right, condition, or provision.

10.4 Rule Against Perpetuities. The Parties do not intend that there shall be any violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Real Property, or any similar rule. Accordingly, if any right or option to acquire any interest in any real property exists under this Royalty Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the provisions of this Royalty Agreement shall be revised in such a way as to approximate most closely the intent of the Parties within the limits permissible under such rules.

10.5 Severability. If any provision of this Royalty Agreement is held to be invalid or unenforceable, such provision shall not affect or invalidate the remainder of this Royalty Agreement, and to this end the provisions of this Royalty Agreement are declared to be severable. If such invalidity becomes known or apparent to the Parties, the Parties agree to negotiate promptly in good faith in an attempt to amend such provision as nearly as possible to be consistent with the intent of this Royalty Agreement.

10.6 Notices. All notices under this Royalty Agreement (“Notices”), shall be written and given by personal hand delivery, messenger service, overnight courier for next-day delivery, by confirmed facsimile transmission, by certified U.S. mail, postage prepaid, or email with receipt confirmation, and shall be addressed respectively as follows:

If to Grantor:
ATTN: Kermit Anderson
South East Metals, LLC
650 Peter Jefferson Parkway Suite 230
Charlottesville, Virginia 22911
Phone:
Facsimile:
E-mail:

If to Royalty Holder:
ATTN:
Weyerhaeuser Company
220 Occidental Ave. S.
Seattle, Washington 98104
Phone:
Facsimile:
E-mail:

All notices shall be effective upon actual receipt if received during the normal business hours of the receiving Party or on the next normal business day of the receiving Party if delivered other than during normal business hours. A Party may change the place to which notice is to be delivered, by giving written notice to the other Party in accordance with this Section 10.6.

10.7 Integrated Agreement; Modification. This Royalty Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter and supersedes all prior negotiations and representations. This Royalty Agreement may not be modified except in writing signed by the Parties hereto.

10.8 Relationship of Parties. Nothing contained in this Royalty Agreement shall be deemed to constitute either Party being the partner of the other or, except as otherwise expressly any fiduciary relationship between them. It is not the intention of the Parties to create, nor shall this Royalty Agreement be construed to create, any mining, commercial or other partnership or association. Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein, and any liabilities hereunder shall be several and not joint.

10.9 Assignment.

(a) No Assignment by Grantor Without Royalty Holder’s Consent. Except as provided in Section 10.9(b), Grantor shall not assign any portion of its interest in this Royalty Agreement without Royalty Holder’s prior written consent, in its sole discretion; provided that Grantor may assign or transfer its interest in this Royalty Agreement to a third party in conjunction with assignment or transfer of the Processing Facilities Area land, or in any security assignment or transfer in favor of any lender without the prior consent of the Royalty Holder provided that (a)

Grantor provides written notice of such assignment within thirty (30) days of such assignment in accordance with Section 10.6, and (b) the assignee agrees in writing to accept all terms, conditions, and obligations of this Royalty Agreement. Royalty Holder may consider any attempted assignment requiring Royalty Holder’s consent herein that is completed without such consent to be void. Unless otherwise agreed, Grantor guarantees prompt performance of all obligations under this Royalty Agreement notwithstanding any prior assignment of its interest.

(b) Assignment to an Affiliate. Notwithstanding the provisions in Section 10.9(a), Grantor shall have the right to sell, assign, transfer or otherwise dispose of all or any portion of its interest in this Royalty Agreement to an Affiliate of Grantor; provided that (i) Grantor provides Royalty Holder written notice of such intent at least thirty (30) days in advance of such assignment; (ii) the Affiliate agrees in writing to accept all terms, conditions, and obligations of this Royalty Agreement; (iii) any such assignment to an Affiliate shall be in conjunction with an assignment to the same Affiliate of Grantor’s rights in the Processing Facilities Area to which the assignment of the Royalty Agreement interest applies; and (iv) Grantor and any guarantor shall remain liable under this Royalty Agreement.

10.10 Further Assurances. Each Party hereto shall take such actions and execute such documents reasonably requested by any other Party hereto to enable such requesting party to enjoy the intended rights and benefits hereof. The Parties agree that at Royalty Holder’s election, the Parties shall record this agreement or a memorandum in a form acceptable to both Parties with respect to any Processing Facilities Areas to which the Royalty applies.

10.11 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties and their successors or assigns, any rights or remedies under or by reason of this Royalty Agreement.

10.12 Attorneys’ Fees. Should any legal action or proceeding of any nature whatsoever (including any proceeding under the U.S. Bankruptcy Code) be commenced by either Party in order to enforce this Royalty Agreement or any provision hereof, or in connection with any alleged dispute, breach, default, or misrepresentation in connection with any provision herein contained, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs incurred in connection with such action or proceeding, including costs of pursuing or defending any legal action, including, without limitation, any appeal, discovery or negotiation and preparation of settlement arrangements, in addition to such other relief as may be granted.

10.13 Binding Effect. The provisions of this Royalty Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

10.14 Counterparts. This Royalty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Each Party may rely upon the signature of each other Party on this Royalty Agreement that is transmitted by facsimile or email as constituting a duly authorized, irrevocable, actual, current delivery of this Royalty Agreement with the original ink signature of the transmitting Party. This Royalty Agreement shall become effective and in full force only when duly and properly executed, authorized and delivered by the Parties hereto.

[Signatures appear on the following page]

IN WITNESS WHEREOF, Grantor and Royalty Holder have executed this Royalty Agreement effective as of the Effective Date.

GRANTOR Southeast Metals, LLC
By:
Name:
Title:
Date Executed:
ROYALTY HOLDER: Weyerhaeuser Company
By:
Name:
Title:
Date Executed:

EXHIBIT A

(Attached to and made a part of
Royalty Grant and Agreement dated effective __________ XXXX xx, 20xx
(Georgia Rare Earth Project))

Processing Facilities Area
Legal Description

[To be inserted]